Exhibit 4.4

MANAGEMENT PROXY CIRCULAR Triple Flag Precious Metals Corp. Annual Meeting of Shareholders May 11, 2022 This document contains: Notice of Annual Meeting of Shareholders Management Proxy Circular

TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR 1

LETTER FROM THE CHAIR

It gives me great pleasure to look back at Triple Flag's inaugural period as a publicly listed company. Triple Flag's mission is to be a preferred funding partner to mining companies throughout the commodity cycle by providing customized streaming and royalty financing, while offering value beyond capital as partners, via our networks, capabilities and ESG support. This mission intrinsically requires a strong sense of purpose for the wider set of stakeholders, including local communities, by supporting responsible and sustainable investments across our portfolio.

As I reflect back on Triple Flag's journey so far, I am encouraged by and proud of the high level of engagement surrounding these issues that make us a sustainable investment and positive force in our host communities. In 2021, we published our inaugural Sustainability Report, highlighting our governance, environmental, safety and social performance, and setting out our wider ESG strategy and vision. I am particularly pleased that Triple Flag has achieved carbon neutrality from inception, including the Scope 3 greenhouse gas emissions of our attributable portion of metals production of our counterparties.

Our CEO, Shaun Usmar, founded Triple Flag in 2016 and has assembled a highly experienced, specialized and agile team with the mining, geological, commercial and financial expertise to compete with the best in the sector and drive profitable growth. Moreover, our management team owns 4% of Triple Flag's equity, directly aligning management's interests with those of our shareholders.

Upon our successful initial public offering in May of 2021, we welcomed new investors to join the Triple Flag journey. The future is bright and we are confident that we can continue Triple Flag's track record of profitable, accretive growth as a public company. We look forward to updating our stakeholders on our progress as we sustainably grow Triple Flag's business. I would like to close by giving my sincere thanks to our new public shareholders. The Triple Flag Board and management team are committed to working for our fellow shareholders as Triple Flag continues its development as a publicly listed company. Thank you all.

Dawn Whittaker
Director and Chair



"As I reflect back on Triple Flag's journey so far, I am encouraged by and proud of the high level of engagement surrounding these issues that make us a sustainable investment and positive force in our host communities."

Letter from the Chair

2 TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR

ABOUT THE MEETING

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2021 Annual Meeting of Shareholders (the **"Meeting"**) of Triple Flag Precious Metals Corp. (the **"Company"**) will be held on Wednesday, May 11, 2022, at 10 a.m. (Eastern Time) for the following purposes:

- √ to receive the consolidated financial statements for the financial year ended December 31, 2021, and the auditor's report thereon;
- √ to elect the directors (see "Election of the Board of Directors" in the Management Proxy Circular (the **"Circular"**) for additional details);
- √ to appoint PricewaterhouseCoopers LLP (**"PwC"**) as our auditor for 2022 and to authorize the directors to fix the auditor's remuneration (see "Appointment of the Auditor" in the Circular for additional details);
- √ to vote on the advisory resolution on the approach to executive compensation; and
- √ to transact such other business as may properly be brought before the Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on March 30, 2022 will be entitled to vote at the Meeting.

Due to the ongoing COVID-19 pandemic, the Meeting will be held in a virtual meeting format only. Shareholders will be able to listen to, participate in and vote at the Meeting in real time through a web-based platform.

You can attend the Meeting by joining the live webcast online at at https://meetnow.global/MA92YH4. You should allow ample time to join the Meeting to check compatibility and complete the related procedures. See "How do I attend and participate in the virtual Meeting?" in the Circular for detailed instructions on how to attend and vote at the Meeting.

NOTICE AND ACCESS

The "Company is using the "notice and access" procedure adopted by the Canadian Securities Administrators for the delivery of the Circular and the annual consolidated financial statements and management's discussion and analysis for the year ended December 31, 2021 (the **"2021 Annual Report"** and together with the Circular, the **"Meeting Materials"**). Under the notice and access procedure, you are still entitled to receive a form of proxy (or voting instruction form) enabling you to vote at the Meeting. However, instead of receiving paper copies of the Meeting Materials, you are receiving this Notice of Meeting which contains information about how to access the Meeting Materials electronically. The principal benefit of the notice and access procedure is that it reduces costs and the environmental impact of producing and distributing paper copies of documents in large quantities. Shareholders who have consented to electronic delivery of materials are receiving this Notice of Meeting in an electronic format. The Circular and form of proxy (or voting instruction form) for the common shares of the Company (the **"Common Shares"**) provide additional information concerning the matters to be dealt with at the Meeting. You should access and review all information contained in the Circular before voting. See "Notice and Access" in the Circular for additional details.

Shareholders with questions about the notice and access procedure can call Computershare Investor Services Inc. (**"Computershare"**) toll free at 1-866-964-0492 or by going to: www.computershare.com/noticeandaccess.

WEBSITES WHERE THE MEETING MATERIALS ARE POSTED

The Meeting Materials can be viewed online on the Company's website, www.tripleflagpm.com, or under the Company's SEDAR profile at www.sedar.com.

NON-REGISTERED AND REGISTERED SHAREHOLDERS

If you would like a paper copy of the Circular and/or the 2021 Annual Report, you should first determine whether you are: (i) a non-registered shareholder; or (ii) a registered shareholder.

- √ You are a non-registered shareholder (also known as a beneficial shareholder) if you own Common Shares indirectly and your Common Shares are registered in the name of a bank, trust company, broker or other intermediary. For example, you are a non-registered shareholder if your Common Shares are held in a brokerage account of any type.
- √ You are a registered shareholder if you hold a paper share certificate or a direct registration system (DRS) statement and your name appears directly on the share certificate(s) or DRS statement.

HOW TO OBTAIN PAPER COPIES OF THE MEETING MATERIALS

All shareholders may request that paper copies of the Circular and/or the 2021 Annual Report be mailed to them at no cost for up to one year from the date that the Circular was filed on SEDAR.

If you are a non-registered shareholder, a request may be made by going to www.proxyvote.com and entering the 16-digit control number located on your voting instruction form and following the instructions provided. Alternatively, you may submit a request by calling Broadridge Investor Communications Corporation (**"Broadridge"**) at 1-877-907-7643, or outside Canada and the United States, at 303-562-9305 (English) or 303-562-9306 (French). A request must be received by May 2, 2022 (i.e., at least seven business days in advance of the date and time specified in your voting instruction form as the voting deadline) if you would like to receive the Circular and/or the 2021 Annual Report in advance of the voting deadline and Meeting date.

About the Meeting

TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR | 3

If you are a registered shareholder, you can request paper copies of the Circular and/or the 2021 Annual Report: (i) in advance of the voting deadline and Meeting date by calling Computershare at 1-866-962-0498; or (ii) after the Meeting date and within one year from the date the Circular was filed on SEDAR by calling Computershare at 1-800-564-6253. A request must be received by May 2, 2022 (i.e., at least seven business days in advance of the date and time specified in your proxy form as the voting deadline) if you would like to receive the Circular and/or the 2021 Annual Report in advance of the voting deadline and Meeting date.

VOTING

Non-registered shareholders

Non-registered shareholders are entitled to vote through Broadridge or their intermediary, as applicable, or during the Meeting by online ballot through the live webcast platform. Non-registered shareholders should exercise their right to vote by following the instructions of Broadridge or their intermediary, as applicable, as indicated on their voting instruction form. Voting instruction forms will be provided by Broadridge or your intermediary. Voting instruction forms may be returned as follows:

INTERNET:	www.proxyvote.com
TELEPHONE:	1-800-474-7493 (English) or 1-800-474-7501 (French)
MAIL:	Data Processing Centre, P.O. Box 3700, STN. INDUSTRIAL PARK, Markham, Ontario L3R 9Z9

Broadridge or your intermediary, as applicable, must receive your voting instructions at least one business day in advance of the proxy deposit date noted on your voting instruction form. If you are a non-registered shareholder and you wish to attend and vote at the Meeting (or have another person attend and vote on your behalf), you must complete the voting instruction form in accordance with the instructions provided. These instructions include the additional step of registering the person you have designated to attend the Meeting (either yourself or the person you designated to attend on your behalf) with our transfer agent, Computershare, after submitting the form of proxy or voting instruction form. Failure to register the proxyholder you have designated to attend the Meeting with Computershare will result in such proxyholder not receiving a control number to participate in the Meeting and such proxyholder would only be able to attend the Meeting as a guest. Guests will be able to listen to the Meeting but will not be able to ask questions or vote. See "How do I vote if I am a non-registered shareholder?" in the Circular for additional details.

Registered shareholders

Registered shareholders are entitled to vote by proxy or during the Meeting by online ballot through the live webcast platform. Registered shareholders who are unable to attend the Meeting should exercise their right to vote by signing and returning the form of proxy, or voting in advance via the internet, in accordance with the directions on the form. Computershare must receive completed proxies no later than 10:00 a.m. (Eastern Time) on May 9, 2022 or, if the Meeting is adjourned or postponed, 48 hours (excluding Saturdays, Sundays and statutory holidays) before the date of the adjourned or postponed Meeting. See "How do I vote if I am a registered shareholder?" in the Circular for additional details.

BY ORDER OF THE BOARD OF DIRECTORS,

Sheldon Vanderkooy
Chief Financial Officer

March 30, 2022
Toronto, Ontario

About the Meeting

TABLE OF CONTENTS

1 Letter from the Chair

2 **1. ABOUT THE MEETING**

2 Notice of Annual Meeting of Shareholders

5 **Voting Information**

5 About This Circular and Related Proxy Materials

5 Notice and Access

8 General Information

8 Share Capital and Principal Shareholders

9 **Business to be Transacted at the Meeting**

9 Receive the Financial Statements

9 Election of the Board of Directors

19 Appointment of the Auditor

19 Advisory Resolution on Approach to Executive Compensation

20 **2. STATEMENT OF CORPORATE GOVERNANCE PRACTICES**

20 Corporate Governance

23 Disclosure Policy

23 Anti-Bribery and Anti-Corruption Compliance Policy

23 Insider Trading and Anti-Hedging Policy

23 Code of Ethics

23 Whistleblower Policy

24 Composition of our Board and Board Committees

24 Committees of our Board

27 Director Independence

27 Meetings of Independent Directors

27 Majority Voting Policy

27 Nomination Rights

28 Director Term Limits and Other Mechanisms of Board Renewal

28 Mandate of our Board

28 Orientation and Continuing Education

28 ESG

30 Community Involvement

31 Community Investment Strategy

31 Diversity and Inclusion

32 Human Rights Policy

32 Environmental Policy

32 Climate Strategy

33 **3. COMPENSATION DISCUSSION AND ANALYSIS**

34 Report on Executive Compensation and Equity Ownership

35 Risk and Executive Compensation

36 2021 Company Financial Performance Highlights

39 2021 Executive Pay for Performance

39 Pay Policies and Practices

41 Compensation-Setting Process

44 Components of Compensation

54 Executive Share Ownership Guidelines

55 Compensation Recovery Policy

55 Summary Compensation Table

56 Outstanding Share-Based Awards and Option-Based Awards

56 Incentive Plan Awards – Value Vested or Earned During the Year

58 Termination and Change of Control Benefits

60 **4. REPORT ON DIRECTOR COMPENSATION AND EQUITY OWNERSHIP**

60 Director Compensation

61 Director Share Ownership Guidelines

63 **5. OTHER INFORMATION**

63 Director and Officer Liability Insurance

63 Interest of Management and Others in Material Transactions

63 Interests of Certain Persons or Companies in Matters to be Acted Upon

63 Indebtedness of Directors and Officers

64 Normal Course Issuer Bid

65 Non-IFRS Financial Measures

65 Additional Information

65 Contacting the Board of Directors

65 Board Approval

66 **APPENDIX A:** Board of Directors Mandate

TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR | 5

VOTING INFORMATION

ABOUT THIS CIRCULAR AND RELATED PROXY MATERIALS

Triple Flag Precious Metals Corp. (the **"Company"** or **"Triple Flag"**) is providing you with this Management Proxy Circular (this **"Circular"**) and other proxy materials in connection with the 2022 Annual Meeting of Shareholders (the **"Meeting"**) of the Company to be held on Wednesday, May 11, 2022, at 10:00 a.m. (Eastern Time). Due to the ongoing COVID-19 pandemic, the Meeting will be held in a virtual meeting format only, by way of a live webcast. Shareholders will be able to listen, participate and vote at the meeting in real time through a web-based platform.

This Circular describes the items to be voted on at the Meeting as well as the voting process, and provides information about director and executive compensation, the Company's corporate governance practices and other relevant matters.

Please see the "Questions and Answers on the Voting Process" section below for an explanation of how you can vote on the matters to be considered at the Meeting, whether or not you decide to attend the Meeting.

Unless otherwise indicated, the information contained in this Circular is given as of March 30, 2022 and all dollar amounts used are in United States dollars, unless otherwise stated.

NOTICE AND ACCESS

The Company is using the notice and access procedure that allows the Company to furnish proxy materials, which includes the annual consolidated financial statements and management's discussion and analysis for the year ended December 31, 2021 (the **"2021 Annual Report"**), over the internet instead of mailing paper copies to shareholders. Under the notice and access procedure, the Company will deliver proxy related materials by: (i) posting this Circular and the 2021 Annual Report (and other proxy-related materials) on its website, www.tripleflagpm.com; and (ii) sending the Notice of Meeting informing holders of common shares of the Company (**"Common Shares"**) that this Circular, the 2021 Annual Report and proxy-related materials have been posted on the Company's website and explaining how to access them.

On or about April 5, 2022, the Company will send shareholders the Notice of Meeting and the relevant voting document (a form of proxy or a voting instruction form). The Notice of Meeting contains basic information about the Meeting and the matters to be voted on, instructions on how to access the proxy materials, and explains how to obtain a paper copy of this Circular and/or the 2021 Annual Report.

QUESTIONS AND ANSWERS ON THE VIRTUAL MEETING

Q: Why will the Meeting be completely virtual?

A: Due to the ongoing COVID-19 pandemic and in consideration of the health and safety of our shareholders, colleagues and the broader community, the Meeting will be held in a virtual meeting format only, by way of a live webcast. Shareholders will be able to listen, participate in and vote at the meeting in real time through a web-based platform instead of attending the meeting in person.

Q: Who can attend and vote at the virtual Meeting?

A: Registered shareholders and duly appointed proxyholders who log in to the Meeting online will be able to listen, ask questions and securely vote through a web-based platform, provided that they are connected to the internet and follow the instructions set out in this Circular. **Shareholders who wish to appoint a proxyholder to represent them at the Meeting (including non-registered shareholders who wish to appoint themselves as proxyholder to attend, participate in and vote at the Meeting) must submit their duly completed proxy or voting instruction form AND register the proxyholder with the Company's registrar and transfer agent, Computershare Investor Services Inc. ("Computershare") as described below.** Failure to register the proxyholder (the person you have designated to attend the Meeting, who could be yourself or another person) with Computershare will result in that proxyholder not receiving a control number to participate in the Meeting and such proxyholder would only be able to attend the Meeting as a guest.

Non-registered shareholders who have not duly appointed themselves as proxyholder will be able to attend the Meeting as guests, provided that they are connected to the internet. Guests will be able to listen to the Meeting but will not be able to ask questions or vote.

Q: How do I attend and participate in the virtual Meeting?

A: How you vote depends on whether you are a registered or a non-registered shareholder. Please read the voting instructions below that are applicable to you. In order to attend the Meeting, registered shareholders, duly appointed proxyholders (including non-registered shareholders who have duly appointed themselves as proxyholder) and guests (including non-registered shareholders who have not duly appointed themselves as proxyholder) must log in online as set out below.

Step 1: Log in online at https://meetnow.global/MA92YH4. You will need the latest version of Chrome, Safari, Microsoft Edge or Firefox. Please do not use Internet Explorer as it is not a supported browser for the Meeting. You should allow ample time to join the Meeting to check compatibility and complete the related procedures.

About the Meeting

6 TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR

Step 2: Follow the instructions below:

Registered Shareholders: Click "Shareholder" and then enter your "control number". The control number is located on the form of proxy. If you use your control number to log into the Meeting, any vote you cast at the Meeting will revoke any proxy you previously submitted. If you do not wish to revoke a previously submitted proxy, you should not vote at the Meeting.

Duly appointed proxyholders: Click "Invitation" and then enter your "invite code". Proxyholders who have been duly appointed and registered with Computershare as described in this Circular will receive an invite code by email from Computershare after the proxy voting deadline has passed.

Guests: Click "Guest" and then complete the online form.

Registered shareholders and duly appointed proxyholders may ask questions at the Meeting and vote by completing a ballot online during the Meeting. If you plan to vote at the Meeting, it is important that you are connected to the internet at all times during the Meeting in order to vote when balloting commences. It is your responsibility to ensure internet connectivity for the duration of the Meeting. You should allow ample time to log in to the Meeting online and complete the check-in procedures.

Non-registered shareholders who have not duly appointed themselves as proxyholders may listen to the Meeting as guests. Guests will not be permitted to ask questions or vote at the Meeting.

QUESTIONS AND ANSWERS ON THE VOTING PROCESS

Q: What items of business am I voting on?

A: You will be voting:

- to elect the directors (see "Election of the Board of Directors" for additional details);
- to appoint PwC as our auditor for 2022 and to authorize the directors to fix the auditor's remuneration (see "Appointment of the Auditor" for additional details);
- to vote on the advisory resolution on the approach to executive compensation; and
- to transact such other business as may properly be brought before the Meeting or any adjournment or postponement thereof.

Q: Am I entitled to vote?

A: You are entitled to vote if you were a holder of Common Shares as at the close of business on March 30, 2022, which is the record date of the Meeting. Each Common Share is entitled to one vote.

Q: How do I vote?

A: How you vote depends on whether you are a registered or a non-registered shareholder. Please read the voting instructions below that are applicable to you.

Q: Am I a registered shareholder?

A: You are a registered shareholder if you hold Common Shares in your own name and you have a share certificate or direct registration system (DRS) statement. As a registered shareholder, you are identified on the share register maintained by Computershare, as being a shareholder.

Q: Am I a non-registered or beneficial shareholder?

A: Most shareholders are non-registered shareholders. You are a non-registered shareholder if your Common Shares are held in an account in the name of an intermediary, such as a bank, broker or trust company. As a non-registered shareholder, you do not have Common Shares registered in your name, but your ownership interest in Common Shares is recorded in an electronic system. As such, you are not identified on the share register maintained by Computershare as being a shareholder. Instead, the Company's share register shows the shareholder of your Common Shares as being the intermediary or depository through which you own your Common Shares.

The Company distributes copies of the proxy-related materials in connection with the Meeting to intermediaries so that they may distribute the materials to the non-registered shareholders. Intermediaries often forward the materials to non-registered shareholders through a service company (such as Broadridge Investor Communications Company). The Company pays for an intermediary to deliver the proxy-related materials to all non-registered shareholders.

Q: How do I vote if I am a registered shareholder?

A: If you are a registered shareholder, you may vote your Common Shares by proxy or during the Meeting by online ballot through the live webcast platform.

Voting at the Meeting

If you wish to vote your Common Shares at the Meeting, do not complete or return the form of proxy sent to you. Your vote will be taken and counted at the Meeting through the live webcast platform.

Voting by Proxy

You can vote by proxy whether or not you attend the Meeting. To vote by proxy, please complete the enclosed form of proxy (also available online at www.investorvote.com) and return it by either of the following means: by mail, courier or by hand to Computershare at the address listed below; or by going online at www.investorvote.com. You may authorize the management

About the Meeting

TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR 7

representatives named in the enclosed proxy form to vote your Common Shares, or you may appoint another person or company to be your proxyholder. The names already inserted on the form of proxy are Shaun Usmar, CEO and Sheldon Vanderkooy, CFO of the Company. Unless you choose another person or company to be your proxyholder, you are giving these persons the authority to vote your Common Shares at the Meeting.

To appoint another person or company to be your proxyholder, you must insert the other person's or company's name in the blank space provided. That person or company must attend the Meeting to vote your Common Shares by online ballot through the live webcast platform. If you do not insert a name in the blank space, the management representatives named above are appointed to act as your proxyholder. You may also use a different form of proxy than the one included with the materials sent to you.

If you wish to appoint another person or company to be your proxyholder, you must complete the additional step of registering such proxyholder with Computershare at http://www.computershare.com/TripleFlag after submitting your form of proxy. Failure to register the proxyholder with Computershare will result in the proxyholder not receiving an invite code to participate in the Meeting and such proxyholder would only be able to attend the Meeting as a guest.

Please note that in order for your vote to be recorded, your proxy must be received by Computershare at 100 University Avenue, 8th Floor, Toronto, Ontario M5J 2Y1 or online by no later than 10:00 a.m. (Eastern Time) on May 9, 2022, or, if the Meeting is adjourned or postponed, 48 hours (excluding Saturdays, Sundays and statutory holidays) before the date of the adjourned or postponed Meeting.

Q: How will my shares be voted?

A: On the form of proxy, you can indicate how you want your proxyholder to vote your Common Shares or you can let your proxyholder decide for you. If you have specified on the form of proxy how you want your Common Shares to be voted on a particular issue (by marking FOR, AGAINST or WITHHOLD, as applicable), then your proxyholder must vote your Common Shares accordingly. If you have not specified on the form of proxy how you want your Common Shares to be voted on a particular issue, then your proxyholder can vote your Common Shares as he or she sees fit.

Unless contrary instructions are provided, Common Shares represented by proxies appointing management as the proxyholder will be voted:

- FOR the election of the directors; and
- FOR the re-appointment of PwC as the auditor of the Company and the authorization of the directors to fix the auditor's remuneration.

Q: How do I vote if I am a non-registered shareholder?

A: If you are a non-registered shareholder, you may vote your Common Shares in one of the following ways:

Through your intermediary

A voting instruction form will be included with the materials sent to you. The purpose of this form is to instruct your intermediary on how to vote on your behalf. Please follow the instructions provided on the voting instruction form.

Attend the Meeting

If you wish to vote your Common Shares during the Meeting by online ballot through the live webcast platform, you should take these steps:

Step 1: Insert your name in the space provided on the voting instruction form provided by your intermediary and sign and return it in accordance with the instructions provided. By doing so, you are instructing your intermediary to appoint you as proxyholder. Do not otherwise complete the form, as you will be voting at the Meeting.

Step 2: Register yourself as a proxyholder at www.computershare.com/TripleFlag by no later than 10:00 a.m. (Eastern Time on May 9, 2022, or, if the Meeting is adjourned or postponed, 48 hours (excluding Saturdays, Sundays and statutory holidays) before the date of the adjourned or postponed Meeting. Failure to register yourself as a proxyholder with Computershare will result in you not receiving an invite code to participate in the Meeting and you would only be able to attend the Meeting as a guest.

Designate another person to be appointed as your proxyholder

You can choose another person (including someone who is not a shareholder of the Company) to vote for you as a proxyholder. If you appoint someone else, he or she must attend the Meeting to vote for you. If you wish to appoint a proxyholder, you should insert that person's name in the space provided on the voting instruction form provided to you by your intermediary and sign and return it in accordance with the instructions provided. By doing so, you are instructing your intermediary to appoint that person as proxyholder. Do not otherwise complete the form, as your proxyholder will be voting at the Meeting. You must also register your proxyholder with Computershare at www.computershare.com/TripleFlag by no later than 10:00 a.m. (Eastern Time) on May 9, 2022, or, if the Meeting is adjourned or postponed, 48 hours (excluding Saturdays, Sundays and statutory holidays) before the date of the adjourned or postponed Meeting. Failure to register the proxyholder you have designated to attend the Meeting on your behalf with Computershare will result in the proxyholder not receiving an invite code to participate in the Meeting and such proxyholder would only be able to attend as a guest.

About the Meeting

8 TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR

United States non-registered shareholders

To attend and vote at the virtual Meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form. After first obtaining a valid legal proxy form from your broker, bank or other agent, to then register to attend the Meeting, you must submit a copy of your legal proxy to Computershare. Requests for registration should be directed to Computershare, 100 University Avenue; 8th Floor; Toronto, Ontario; M5J 2Y1 or by email to uslegalproxy@computershare.com.

Q: If I change my mind, how do I revoke my proxy or voting instructions?

A: Proxies may be revoked in the following ways:

Non-registered shareholders

You may revoke your proxy by sending written notice to your intermediary, so long as the intermediary receives your notice at least seven days before the Meeting (or as otherwise instructed by your intermediary). This gives your intermediary time to submit the revocation to Computershare. If your revocation is not received in time, your intermediary is not required to act on it.

Registered shareholders

You may revoke your proxy or voting instructions in any of the following ways:

- By completing and signing a proxy form with a later date than the proxy form you previously returned, and delivering it to Computershare at any time before 10:00 a.m. (Eastern Time) on May 9, 2022. If the Meeting is adjourned or postponed, the deadline will be no later than 48 hours (excluding Saturdays, Sundays and statutory holidays) before the date of any adjourned or postponed Meeting;
- By completing a written statement revoking your instructions, which is signed by you or your attorney authorized in writing, and delivering it:
  - to the offices of Computershare at any time before 10:00 a.m. (Eastern Time) on May 9, 2022 or, if the Meeting is adjourned or postponed, 48 hours (excluding Saturdays, Sundays and statutory holidays) before the date of the adjourned or postponed Meeting;
  - to the Chair of the Meeting before the Meeting starts; or
  - in any other manner permitted by law.
- If you use your control number as a username to log into the meeting and you accept the terms and conditions, any vote that you cast at the Meeting will revoke any proxy that you previously submitted. If you do not wish to revoke a previously submitted proxy, you should not vote during the Meeting.

GENERAL INFORMATION

Q: How many shares are entitled to be voted?

A: As of March 30, 2022, there were 156,018,147 Common Shares outstanding. Each Common Share is entitled to one vote on each matter to be voted upon at the Meeting.

Q: Who counts the vote?

A: Votes cast in advance by way of proxy and votes cast at the Meeting through the live webcast platform will be counted by representatives of Computershare who will be appointed as scrutineers at the Meeting.

Q: Who is soliciting my proxy?

A: Management of the Company is soliciting your proxy. Proxies will be solicited primarily by mail, but employees and agents of the Company may also use electronic means. Intermediaries will be reimbursed for their reasonable charges and expenses in forwarding proxy materials to non-registered shareholders.

The Company will bear the cost of all proxy solicitations on behalf of management of the Company.

Q: Can I access the annual disclosure documents electronically?

A: The Company's 2021 Annual Report, which includes its annual financial statements and notes and management's discussion and analysis for the year ended December 31, 2021, this Circular and the Annual Information Form (**"AIF"**), are available for review on its website at www.tripleflagpm.com or under the Company's SEDAR profile at www.sedar.com.

Q: Who do I contact if I have questions?

A: If you have any questions, you may call Computershare at 1-800-564-6253 for further information.

SHARE CAPITAL AND PRINCIPAL SHAREHOLDERS

As of March 30, 2022, the record date for the Meeting, there were 156,018,147 Common Shares issued and outstanding. Our principal shareholders, Triple Flag Mining Elliott and Management Co-Invest LP (**"Co-Invest LP"**), Triple Flag Co-Invest Luxembourg Investment Company S.àr.l. (**"Co-Invest Luxco"**) and Triple Flag Mining Aggregator S.àr.l. (**"Aggregator"**) and, together with Co-Invest LP and Co-Invest Luxco, the (**"Principal Shareholders"**), own a total of 131,601,236 Common Shares representing 84% of the outstanding Common Shares. The Principal Shareholders are indirectly controlled by certain investment funds advised by Elliott Investment Management L.P. and its affiliates. To the knowledge of the Company, no other person beneficially owns, directly or indirectly, or exercises control or direction over 10% or more of the outstanding Common Shares.

About the Meeting

TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR | 9

BUSINESS TO BE TRANSACTED AT THE MEETING

The following business will be transacted at the Meeting:

- **RECEIVE THE FINANCIAL STATEMENTS**
  - Management will present the annual audited consolidated financial statements at the Meeting and shareholders or their proxyholders will be given an opportunity to discuss the financial results with management.
- **ELECTION OF THE BOARD OF DIRECTORS**
  - Seven director nominees are proposed for election to the board of directors of the Company (the **"Board"**). Shareholders or their proxyholders will vote on the election of the directors.
- **APPOINTMENT OF THE AUDITOR**
  - Shareholders or their proxyholders will vote on the re-appointment of the auditor and the authorization of the Board to fix the auditor's remuneration.
- **ADVISORY RESOLUTION ON APPROACH TO EXECUTIVE COMPENSATION**
  - Shareholders or their proxyholders will vote on the advisory resolution on the Company's approach to executive compensation, as discussed in more detail under the "Advisory Resolution on Approach to Executive Compensation" section of this Circular.

RECEIVE THE FINANCIAL STATEMENTS

The Company's audited consolidated financial statements and management's discussion and analysis for the year ended December 31, 2021 together with the auditor's report thereon will be placed before the shareholders at the Meeting. These documents are included in the Company's 2021 Annual Report. Copies of the 2021 Annual Report in English may be obtained from the Secretary of the Company upon request. The 2021 Annual Report in English is also available under the Company's SEDAR profile at www.sedar.com or on the Company's website at www.tripleflagpm.com.

ELECTION OF THE BOARD OF DIRECTORS

The Board has determined that seven director nominees will be elected at the Meeting. All seven nominees are currently directors of the Company and all of the nominees have established their eligibility and willingness to serve on the Board for the next annual term. Management does not believe that any of the nominees will be unable to serve as a director, but if that should occur for any reason prior to the Meeting, the proxyholder may vote for another nominee at the proxyholder's discretion. At the Meeting, the nominees will be voted on individually, and in accordance with applicable Canadian securities legislation, the voting results for each nominee will be publicly disclosed. The persons named in the enclosed form of proxy intend to vote for the election of the director nominees. Each director will be elected to hold office until the next annual meeting of shareholders or until such office is earlier vacated.

The director nominee profiles, provided below under "Director Profiles", tell you about each director nominee's experience and other important information to consider, including how much equity they own in the Company, and any other public company boards they sit on. We believe our Board nominees must strike the right balance between those who have skills and experience necessary to ensure our business can secure its license to operate, and those who have technical and operating expertise and financial and business acumen.

The director nominees have been selected based on their sound leadership and professional reputation and their collective ability to address the broad range of issues the Board considers when overseeing the Company's business and affairs. As a group, the director nominees complement each other in respect of their respective skills and experiences and diversity of perspectives.

About the Meeting

10 TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR

The Board recommends a vote FOR all nominees listed below.

Additional biographical information for each individual is provided below under "Director Profiles". Directors will serve until the next annual meeting of shareholders or until their successors are elected or appointed, unless their office is earlier vacated.

Name and Place of Residence	Principal Position/Title[1]
Dawn Whittaker[2,4] *Ontario, Canada*	Director and Board Chair
Susan Allen[2,4,5] *Ontario, Canada*	Director and Audit Committee Chair
Sir Michael Davis[3,4] *London, United Kingdom*	Director and Compensation & ESG Committee Chair
Tim Baker[3,4,5] *British Columbia, Canada*	Director
Mark Cicirelli[5] *New York, United States*	Director
Peter O'Hagan[2,3,4,5] *New York, United States*	Director
Shaun Usmar *Ontario, Canada*	Director and Chief Executive Officer

[1] Mark Cicirelli and Shaun Usmar were elected on October 10, 2019. Each of Dawn Whittaker, Susan Allen, Sir Michael Davis, Tim Baker, and Peter O'Hagan was elected on May 7, 2021.

[2] Member of our Audit Committee.

[3] Member of our Compensation & ESG Committee.

[4] Independent director for the purposes of National Instrument 58-101 — Disclosure of Corporate Governance Practices (**"NI 58-101"**) of the Canadian Securities Administrators. See "Statement of Corporate Governance Practices — Director Independence".

[5] Nominee of our Principal Shareholders. See "Nomination Rights".

DIRECTOR PROFILES

The following profiles present information about each of the nominees for election as director. Our directors are elected annually, individually, and by majority vote. Our majority voting policy provides that in an uncontested election of directors, any nominee for director who does not receive a greater number of votes "for" his or her election than votes "withheld" from such election shall promptly tender his or her resignation to the Chair of the Board following the meeting or, if the affected director is the Chair, to each member of the Company's Compensation & ESG Committee. Any resignation received by the Chair shall be promptly referred to the Compensation & ESG Committee for consideration. The Compensation & ESG Committee shall, promptly following the resignation, consider the resignation offer and shall recommend to the Board whether or not to accept it. The Compensation & ESG Committee shall recommend that the Board accept the resignation absent exceptional circumstances that would warrant the applicable director to continue to serve on the Board. For the purposes of our majority voting policy, an "uncontested election" means an election where the number of nominees for director shall be equal to the number of directors to be elected.

Other than the Investor Rights Agreement (as defined herein), there are no contracts, arrangements, or understandings between any director or executive officer, or any other person, pursuant to which any of the nominees has been nominated for election as a director of the Company.

All other director information can be found in "Report on Director Compensation and Equity Ownership", and "Committees of our Board" of this Circular. All amounts in this Management Proxy Circular are in U.S. dollars unless otherwise indicated. References to "US$", "$" or "dollars" are to United States dollars, references to "C$" are to Canadian dollars and references to "A$" are to Australian dollars.

About the Meeting

TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR | 11

DAWN WHITTAKER Independent Director and Chair of the Board



Director since: May 2021
Age: 61
Residence: Ontario, Canada
Nationality: Canadian

Areas of Expertise
Investment Banking/M&A
Financial Literacy/Accounting
Governance/Board/Risk Mitigation
HR/Compensation
Legal & Compliance

Ms. Whittaker is a seasoned capital markets lawyer with more than 30 years of experience in mergers and acquisitions, corporate finance and corporate governance. She is currently a member of the Board of Directors of Sierra Metals Inc. and is a former member of the Board of Directors at Detour Gold Corporation, where she served as Chair of the Corporate Governance and Nominating Committee, and as an interim Chair of the Board, as well as a member of the Human Resources and Compensation Committee and the Audit Committee. Ms. Whittaker is a former director of Kirkland Lake Gold where she was the Chair of the Corporate Governance Committee, and a member of the Audit Committee and the Compensation Committee. Ms. Whittaker was also the Chair of Kirkland Lake Gold's Special Committee in connection with the company's merger with Newmarket Gold Inc. She is currently the Vice President of the Board of Directors of The Badminton and Racquet Club of Toronto and a former member of the Board of Directors of the Canadian Mental Health Association, Ontario Division.

Prior to her retirement in 2018, she was a senior partner at Norton Rose Fulbright, a global law firm, where she was the national leader of the firm's Mining and Commodities Team in Canada from 2012 to 2015 and a member of the firm's Canadian Partnership Committee (board) from 2014 to 2017. Ms. Whittaker also previously served on the Continuous Disclosure Advisory Committee of the Ontario Securities Commission.

She has received the National Association of Corporate Directors certification and holds a Bachelor of Arts (Honours) and an LL.B. from Queen's University.

		2021			
Board and Committee Membership	**Attendance**	**Cash Retainer**			**DSUs**
Board of Directors	5/5	US$	30,000[1]	US$	160,000
Board Chair	5/5			US$	100,000[2]
Overall attendance	100%				

Securities Held as at March 2, 2022	
Common Shares	23,000
DSUs	21,000
Exceeds Director share ownership requirement	

Other Public Boards During the Past Five Years	
Sierra Metals Inc.	February 2022–present
Detour Gold Corporation	2018–2020

[1] Annual Director Cash Retainer is US$40,000 pro-rated in 2021 for partial year service from IPO in May.

[2] Annual Board Chair fee is allocated in DSUs.

About the Meeting

12 TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR

SUSAN ALLEN Independent Director and Chair of Audit Committee



Director since: May 2021
Age: 64
Residence: Ontario, Canada
Nationality: Canadian

Areas of Expertise
Managing or Leading Growth
International
Financial Literacy/Accounting
Governance/Board/Risk Mitigation
HR/Compensation
Legal & Compliance

Ms. Allen serves as Audit Committee Chair on the boards of Richards Packaging Income Trust and EcoSynthetix, Inc. and also serves as a director of Conavi Medical Inc. Ms. Allen has over 10 years' experience with executive board roles held in various not-for-profit entities, and was the first woman elected to the Global Board of PwC where she served a 4-year term, in addition to her elected position on the Board of PwC Canada, for which she served an 8-year term. With both the WXN 'Diversity 50' Champion distinction and the ICD.D designation, Ms. Allen has also served on numerous board committees.

As a former PwC assurance partner with 34 years' experience, she has worked with clients and member firms of PwC in Canada, the United States, Europe and Asia, and across many industries. She has advised companies on valuations, acquisitions, carve-outs, going public and internal control systems. As a member of PwC's Global Steering Committee for its Global Code of Conduct, she advised on a refresh of its content, training materials and website.

Ms. Allen is a graduate of the University of Toronto, with a Bachelor of Arts degree and holds both her U.S. CPA and Canadian FCPA (FCA) designations.

		2021			
Board and Committee Membership	**Attendance**	**Cash Retainer**			**DSUs**
Board of Directors	5/5	US$	30,000[1]	US$	160,000
Audit Committee Chair	5/5	US$	25,000		
Overall attendance	100%				

Securities Held as at March 2, 2022	
Common Shares	30,740
DSUs	12,923
Exceeds Director share ownership requirement	

Other Public Boards During the Past Five Years	
Richards Packaging Income Trust	2018–present
EcoSynthetix Inc.	2018–present

[1] Annual Director Cash Retainer is US$40,000 pro-rated in 2021 for partial year service from IPO in May.

About the Meeting

TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR 13

SIR MICHAEL "MICK" DAVIS Independent Director and Chair of Compensation & ESG Committee



Director since: May 2021
Age: 64
Residence: London, UK
Nationality: British/Israeli

Areas of Expertise
Managing or Leading Growth
International
CEO/President/General Management
Operations/Industry Expertise/Mining
Investment Banking/M&A
Financial Literacy/Accounting
HSE&S/Reputation
Governance/Board/Risk Mitigation
HR/Compensation
Government Relations
Business Development & Marketing

Sir Michael is one of the world's most accomplished mining executives. He is currently the Founder and CEO of Vision Blue Resources. From 2001 until 2013, he was the Chief Executive Officer of Xstrata Plc (**"Xstrata"**). Under his leadership, Xstrata grew to become one of the world's largest diversified mining and metal companies, merging with Glencore International Plc (**"Glencore"**) in 2013.

Prior to joining Xstrata, he was Executive Director and Chief Financial Officer of Billiton plc (**"Billiton"**). Sir Michael played a central role in the listing of Billiton on the London Stock Exchange, as well as the merger of BHP and Billiton to create the world's largest diversified mining company. He also participated in the creation of the Ingwe Coal Corporation Ltd. in South Africa and served as the company's Executive Chairman. He is currently Chairman of Macsteel International, a leading steel trading and shipping company, as well as a Director and Chair of the HSE Committee of Dangote Cement Plc., Africa's leading cement producer.

Sir Michael holds a Bachelor of Commerce (Honours) degree from Rhodes University and an Honorary Doctorate from Bar Ilan University.

		2021			
Board and Committee Membership	**Attendance**	**Cash Retainer**		**DSUs**	
Board of Directors	5/5	US$	30,000[1]	US$	160,000
Compensation & ESG Committee Chair	5/5	US$	25,000		
Overall attendance	100%				

Securities Held as at March 2, 2022	
Common Shares	NA
DSUs	12,923
Has until 2026 to meet Director share ownership requirement	

Other Public Boards During the Past Five Years	
Dangote Cement Plc.	2018–present
Coronado Global Resources	2020–present
Ferroalloy Resources Plc[2]	2021–present
Nextsource Materials Inc.[2]	2021–present
ESM Acquisition Corporation[2]	2021–present

[1] Annual Director Cash Retainer is US$40,000 pro-rated in 2021 for partial year service from IPO in May.

[2] Investee companies of Vision Blue Resources.

About the Meeting

14 TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR

TIMOTHY BAKER Independent Director



Director since: May 2021
Age: 70
Residence: British Columbia, Canada
Nationality: Canadian

Areas of Expertise
Managing or Leading Growth
International
CEO/President/General Management
Operations/Industry Expertise/ Mining
HSE&S/Reputation
Governance/Board/Risk Mitigation
HR/Compensation

Mr. Baker has over 30 years of global mining project development and operational experience and has held executive and board roles at some of the world's largest gold and copper producers. He previously served as non-Executive Chairman of Golden Star Resources Ltd. before its acquisition by Chifeng Jilong Gold. Prior to joining the Board of Golden Star Resources Ltd., he served as the Chief Operating Officer and Executive Vice President of Kinross Gold Corporation from June 2006 to November 2010.

His experience includes operating mines and projects in Chile, the United States, Africa and the Dominican Republic. Mr. Baker currently serves as an independent director of MAG Silver Corp. and RCF Acquisition Corp., and previously served as an independent director of Sherritt International Corporation from May 2014 to February 2021, Augusta Resources Corporation from September 2008 to September 2014, Eldorado Gold Corporation from May 2011 to December 2012, Pacific Rim Mining Corp. from March 2012 to November 2013, Rye Patch Gold Corp. from December 2016 to May 2018, Alio Gold Inc. from May 2019 to June 2019 and Antofagasta PLC from March 2011 to May 2020.

He holds a Bachelor of Science in geology from Edinburgh University.

		2021			
Board and Committee Membership	**Attendance**	**Cash Retainer**			**DSUs**
Board of Directors	5/5	US$	30,000[1]	US$	160,000
Compensation & ESG Committee	5/5				
Overall attendance	100%				

Securities Held as at March 2, 2022	
Common Shares	2,850
DSUs	12,923
Has until 2026 to meet Director share ownership requirement	

Other Public Boards During the Past Five Years	
MAG Silver Corp.	2021–present
RCF Acquisition Corp.	2021–present
Golden Star Resources Ltd.	2013–January 2022
Sherritt International Corporation	2014–2021
Antofagasta PLC	2011–2020
Alio Gold Inc.	2019
Rye Patch Gold Corp.	2016–2018

[1] Annual Director Cash Retainer is US$40,000 pro-rated in 2021 for partial year service from IPO in May.

About the Meeting

TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR | 15

MARK CICIRELLI Non-Independent Director



Director since: October 2019
Age: 47
Residence: New York, USA
Nationality: American

Areas of Expertise
Investment Banking/M&A
Financial Literacy/Accounting
Governance/Board/Risk Mitigation
HR/Compensation

Mr. Cicirelli is a Portfolio Manager and U.S. Head of Insurance at Elliott Investment Management L.P., which he joined in 2005. Previously he worked at TH Lee Putnam Ventures, a private equity fund, and at J.P. Morgan & Company. Mr. Cicirelli is Director of the Prosperity Life Insurance Group and also serves on the board of Aeolus Capital Management and the New York Board of the non-profit All Stars Project.

Mr. Cicirelli graduated from Dartmouth with a Bachelor of Arts in government and economics, and from Harvard with a Master of Business Administration.

		2021[1]	
Board and Committee Membership	**Attendance**	**Cash Retainer**	**DSUs**
Board of Directors	5/5	NA	NA
Overall attendance	100%		

Securities Held as at March 2, 2022	
Common Shares	NA
DSUs	NA

Other Public Boards During the Past Five Years	
Opus Bank	2012–2019

[1] As further described in the Report on Director Compensation and Equity Ownership, Mr. Cicirelli is an employee of an affiliated entity of the Principal Shareholders and, as such, does not receive any compensation for his role on the Board.

About the Meeting

16 TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR

PETER O'HAGAN Independent Director



Director since: May 2021
Age: 59
Residence: New York, USA
Nationality: American

Areas of Expertise
Managing or Leading Growth
International
Investment Banking/M&A
Financial Literacy/Accounting
Governance/Board/Risk Mitigation
HR/Compensation
Business Development & Marketing

Mr. O'Hagan's career spans over 30 years in commodities and natural resource investing and operations, beginning at Phibro in 1987. He worked at Goldman Sachs from 1991 to 2013, where he was a partner from 2002–2013 and most recently co-head of the commodities sales, trading and investing business. From 2016 to 2019, Mr. O'Hagan was a Managing Director at The Carlyle Group, a global investment firm where he focused on industrial and commodity-related investments within the Equity Opportunity Fund. Immediately prior to joining Carlyle, he was an operating advisor at KKR & Co. in the Energy and Real Assets group. From 2015 to 2017, Mr. O'Hagan was a board member and Chair of the Compensation Committee of Stillwater Mining until its sale to Sibanye Gold. Mr. O'Hagan was appointed to the board of Rigel Resource Acquisition Corp. in November 2021, and subsequently appointed to the board of IAMGOLD in March 2022.

He is a graduate of the University of Toronto, Trinity College (BA) and holds an MA from the Johns Hopkins University School of Advanced International Studies (SAIS). He serves on the advisory board of Johns Hopkins SAIS and is a board member of World Bicycle Relief, a social enterprise operating in sub-Saharan Africa.

		2021	
Board and Committee Membership	**Attendance**	**Cash Retainer**	**DSUs**
Board of Directors	5/5	US$ 30,000[1]	US$ 160,000
Compensation & ESG Committee	5/5		
Audit Committee	5/5		
Overall attendance	100%		

Securities Held as at March 2, 2022	
Common Shares	20,000
DSUs	12,923
Exceeds Director share ownership requirement	

Other Public Boards During the Past Five Years	
IAMGOLD Corporation	March 2022–present
Rigel Resource Acquisition Corp.	November 2021–present
Stillwater Mining	2015–2017

[1] Annual Director Cash Retainer is US$40,000 pro-rated in 2021 for partial year service from IPO in May.

About the Meeting

TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR | 17

SHAUN USMAR Founder, CEO and Non-Independent Director



Director since: October 2019
Age: 52
Residence: Ontario, Canada
Nationality: South African

Areas of Expertise
Managing or Leading Growth
International
CEO/President/General Management
Operations/Industry Expertise/Mining
Investment Banking/M&A
Financial Literacy/Accounting
HSE&S/Reputation
Business Development & Marketing
Governance/Board/Risk Mitigation
HR/Compensation
Government Relations

Mr. Usmar is an international mining executive with over 25 years of experience working around the globe in operational, financial and executive leadership roles in some of the world's largest and fastest growing mining companies. Prior to founding Triple Flag, Mr. Usmar served as Senior Executive Vice President and Chief Financial Officer of Barrick Gold Corporation, from 2014 to 2016, where he helped restructure the company.

He joined Xstrata in 2002 as an early senior executive member of the management team that grew the company into one of the world's largest diversified miners at the time of its acquisition by Glencore in 2013. His roles at Xstrata included General Manager of Business Development in London, Chief Financial Officer of Xstrata's global Ferro-Alloys business in South Africa, and Chief Financial Officer of Xstrata's global Nickel business in Canada. Prior to joining Xstrata, Mr. Usmar worked at BHP Billiton in Corporate Finance in London, and started his career in mining in operations in the steel and aluminum industries as a production engineer. Mr. Usmar is the Vice-Chair of Make-A-Wish Canada.

He holds a Bachelor of Science Engineering in Metallurgy and Materials from the University of Witwatersrand in South Africa, and an MBA from the Kellogg School of Management at Northwestern University, both with distinction.

Board and Committee Membership	Attendance	2021[1] Cash Retainer	2021[1] DSUs
Board of Directors	5/5	NA	NA
Overall attendance	100%		

Securities Held as at March 2, 2022	
Common Shares	2,476,847
RSUs	36,861
Stock Options	800,661
Exceeds Chief Executive Officer share ownership requirement	

Other Public Boards During the Past Five Years	
Peabody Energy	2017–2019

[1] Mr. Usmar receives compensation for his role as CEO of the Company, which is described in the Compensation Discussion and Analysis section of this Circular. Mr. Usmar does not receive additional compensation for his role on the Board.

About the Meeting

18 TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR

PUBLIC COMPANY BOARD MEMBERSHIPS

Our directors are not restricted from serving on the boards of other public or private companies so long as their commitments do not materially interfere with or are not incompatible with, their ability to fulfill their duties as a member of our Board. Directors must, however, receive prior written approval of the Board Chair, except in the case of the Chair, who must receive prior written approval of the C&ESG Committee, before accepting an invitation to serve on the board of another public company.

DIRECTOR QUALIFICATIONS

The Board comprises seven directors, five of whom are independent and two of whom are not independent. The composition of the Board is designed to bring an optimal balance of competencies, knowledge and experience to successfully promote achievement of the Company's strategic objectives and effective corporate governance and oversight. Outlined below are the individual attributes that each director brings to the Board:

Skill/Director	D. Whittaker	S. Allen	M. Davis	T. Baker	M. Cicirelli	P. O'Hagan	S. Usmar
Managing or Leading Growth		√	√	√		√	√
International		√	√	√		√	√
CEO/President/General Management			√	√			√
Operations/Industry Expertise/Mining			√	√			√
Investment Banking/M&A	√		√		√	√	√
Financial Literacy/Accounting	√	√	√		√	√	√
HSE&S/Reputation			√	√			√
Governance/Board/Risk Mitigation	√	√	√	√	√	√	√
HR/Compensation	√	√	√	√	√	√	
Government Relations			√				√
Legal & Compliance	√	√					
Business Development & Marketing			√			√	√

About the Meeting

TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR 19

APPOINTMENT OF THE AUDITOR

The auditor of the Company is PwC. The Board, on the recommendation of the Audit Committee, recommends that PwC be reappointed as the auditor of the Company to hold office until the next annual meeting of shareholders of the Company and that the directors be authorized to fix PwC's remuneration. The persons named in the accompanying form of proxy intend to vote FOR the appointment of PwC as the Company's auditor until the next annual meeting of shareholders. PwC has served as the auditor of the Company and its predecessor since 2018.

AUDIT AND OTHER SERVICE FEES

The Audit Committee oversees the fees paid to the independent auditor, PwC, for audit and non-audit services. The following table sets forth the aggregate fees billed for professional services rendered by PwC, for the fiscal years 2021 and 2020, respectively:

		2021		2020
Audit Fees[1]	$	**441,517**	$	125,034
Tax Fees[2]		**69,794**		193,176
All other fees[3]		**126,321**		125,190
Total	**$**	**637,686**	$	443,400

[1] Audit fees include the audit of the year-end financial statements.

[2] Tax fees related to tax compliance services.

[3] Other fees are the aggregate fees paid for products and services other than those reported above, which comprise mainly prospectus and translation related services incurred by PwC in relation to certain required procedures undertaken in connection with our IPO.

As part of the Company's corporate governance practices, the Audit Committee has adopted a policy prohibiting the auditor from providing non-audit services to the Company or its subsidiaries unless the services are approved in advance by the Chair of the Audit Committee. The auditor is required to report directly to the Audit Committee.

ADVISORY RESOLUTION ON APPROACH TO EXECUTIVE COMPENSATION

At the Meeting, the shareholders will be asked to consider an advisory resolution (the **"Say on Pay Resolution"**) regarding the Company's approach to executive compensation, which is described in detail in the section of this Circular entitled "Compensation Discussion and Analysis". Pay for performance is a cornerstone of the Company's compensation philosophy, which is intended to align the interests of the Company's executives with those of its shareholders. This compensation philosophy enables the Company to attract and retain high-performing executives who will be motivated to create value for shareholders.

The Board and management of the Company recommend that the shareholders vote FOR the adoption of the advisory Say on Pay Resolution. The persons named in the accompanying form of proxy intend to vote FOR the adoption of the Say on Pay Resolution.

Votes on the Say on Pay Resolution are advisory and will not be binding on the Board or the Company. However, the Governance Committee will review and analyze the results of the vote and take them into consideration when reviewing the Company's executive compensation philosophy.

The form of Say on Pay Resolution to be submitted to the shareholders at the Meeting, subject to such amendments, variations or additions as may be approved at the Meeting, is set forth below:

BE IT RESOLVED THAT on an advisory basis and not to diminish the role and responsibilities of the Board of Directors, the shareholders accept the approach to executive compensation disclosed in the Circular, delivered in advance of the Meeting.

About the Meeting

20 TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

CORPORATE GOVERNANCE

The Company's Board and management are dedicated to strong corporate governance practices designed to maintain high standards of oversight, accountability, integrity and ethics while promoting long-term growth and complying with the Canadian Securities Administrators' Corporate Governance Guidelines. The Company's strong governance practices are reflected in its approach and application of policies and practices, some of which are outlined below:

GOVERNANCE

Guidance	Reference	Overview	Application
Majority Voting Policy	see p. 27 of the Circular Full policy posted on the Triple Flag website	Annual election of Directors by Shareholders Any Director who receives a greater number of votes withheld must tender resignation Compensation & ESG Committee reviews resignation and makes recommendation to the Board	2022 will be the Company's first director election vote
Director Independence	see p. 27 of the Circular	Determination of independence of Board members	72% of the Triple Flag Board are deemed to be independent Directors
Board Effectiveness	see p. 28 of the Circular	Ensure that the Board and its Committees are functioning at optimal levels	Annual review of the effectiveness and performance of the Board and its Committees and Chairs Independent Chair to provide strong independent Board oversight
Share Ownership Guidelines	see p. 54 of the Circular Full guidelines posted on the Triple Flag website	Aligns the interests of Directors and executives with those of Shareholders Applies to each Director and executive at the SVP level and higher	3 of 5 Independent Directors satisfy the required level of share ownership; the remaining Directors are in process and have until May 2026 to comply All NEOs satisfy the required level of share ownership
Orientation & Continuing Education	see p. 28 of the Circular	Ensuring relevant continuing education sessions are provided to Directors	1 Director Development session was offered to the Board in 2021
Director Term Limits & Other Mechanisms of Board Renewal	see p. 28 of the Circular	To support a Diverse Board membership	No Director term limits, mandatory retirement age or other automatic mechanisms of board renewal 100% of Directors have tenure 0–3yrs No turnover since inception
Conflicts of Interest	see p. 64 of the Circular	Directors and officers are obligated to act at all times in good faith and in the interest of the Company and to disclose any conflicts Compensation & ESG Committee reviews interlocking Directors	There are no existing potental conflicts of interest among the Directors
Related Party Transactions	see p. 26 of the Circular	Oversight of related party transactions rests with the Audit Committee The Board, through the Audit Committee, reviews and approves significant related party transactions	Quarterly reports on related party transactions provided to the Audit Committee Audit Committee oversaw no related party transactions in 2021
Meeting of Independent Directors	see p. 27 of the Circular	Open and candid discussion among independent directors to facilitate independent judgment	Each meeting agenda includes *in-camera* sessions, with only the independent directors
Advisory Vote on Executive Compensation (Say on Pay)	see p. 19 of the Circular	Providing Shareholders with an opportunity to cast advisory votes on the Company's approach to executive compensation	Advisory vote will be held annually at the Annual General Meeting of the Company
Compensation Recovery Policy	see p. 55 of the Circular	Deterrent to executives against fraud, theft, embezzlement or other similar intentional and serious misconduct that results in restatement of financials	If a recovery is triggered, the executive must repay the excess annual bonus payments and incentive payments received

Statement of Corporate Governance Practices

TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR 21

COMPLIANCE & ETHICS

Guidance	Reference	Overview	Application
Code of Business Conduct & Ethics	see p. 23 of the Circular	Applies to all officers, directors, employees, contractors and agents acting on behalf of Triple Flag Oversight by the Compensation & ESG Committee of the Board	Provides guidelines for maintaining integrity, trust and respect
Whistleblower	see p. 23 of the Circular	Confidential access (hotline or email) to the Audit Committee Chair to report any alleged violations or complaints Protects those that act in good faith from retaliation	No whistleblower incidents reported to date
Insider Trading and Anti-Hedging Policy	see p. 23 of the Circular	Prohibits trading in our securities while in possession of material undisclosed information about the Company	All director and employees, including the named executive officers are deemed insiders Only during prescribed trading windows can insiders trade in the Company's securities Insiders are also prohibited from entering into certain types of hedging transactions involving securities of the Company, such as short sales, puts, calls, prepaid variable forward contracts and equity swaps
Disclosure Policy	see p. 23 of the Circular	The management Disclosure Committee is responsible for the implementation and administration of the Disclosure Policy Responsible for overseeing and monitoring the disclosure processes and practices	Reviewed and approved all public disclosure prior to release
Anti-Bribery & Anti-Corruption Compliance Policy	see p. 23 of the Circular	Established the Company's commitment to comply fully with relevant Anti-Corruption legislation and governs the Company (and its representatives) to conduct business legally and ethically	Sets out strategies to mitigate bribery and corruption risk Bribes, kickbacks or other questionable inducements directly or indirectly to government officials to influence business are prohibited

Statement of Corporate Governance Practices

22 TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR

ESG

Guidance	Reference	Overview	Application
Mandate of the Compensation & ESG Committee	see p. 25 of the Circular	Oversight of Executive Talent and Sustainability (ESG) initiatives and outcomes	Committee meets several times per year to review relevant Talent & Sustainability related initiatives, with regular reporting to the Board
ESG Policy	see p. 28 of the Circular	To continue to invest in opportunities where operating partners values are aligned	Two-pronged approach: 1) ensuring portfolio quality by conducting rigorous due diligence and 2) contributing to a responsible and sustainable mining ecosystem Established an ESG Policy that was approved by the Board
Sustainability Report	see p. 29 of the Circular	Provides context and meaningful demonstration of the Company's Sustainability initiatives in a single, easy-to-understand report	Published inaugural Sustainability Report in 2021; will be an annual publication going forward
Human Rights Policy	see p. 32 of the Circular	Establishes the Company's commitment to respect the Human Rights of all stakeholders	Will not tolerate child labor, forced labor or modern slavery Established a Human Rights Policy that was approved by the Board
Climate Strategy	see p. 32 of the Circular	Informed by the recommendations of the Task Force on Climate-related Financial Disclosures (TCFD)	Carbon neutral since inception, over 25,000t of CO_2 offset, including Scope 1, 2 and 3 emissions investing in accredited offsets to ensure ongoing carbon neutrality Established a Climate Strategy that was approved by the Board
Environmental Policy	see p. 32 of the Circular	Commits the Company to acting in an environmentally responsible manner	Established an Environmental Policy that was approved by the Board
Community Investment Strategy	see p. 31 of the Circular	To contribute to the social, environmental, and economic well-being of local and counterparty communities	Commitment to allocate 2% of average net income over previous five years to community investment initiatives Over $500k in specific initiatives supporting under-represented groups near producing assets and headquarters in Canada
Diversity & Inclusion Policy	see p. 31 of the Circular	Value diversity of abilities, experience, perspective, education, age, ethnicity, race, gender, diverse backgrounds	40% of independent Board Directors identify as women 2 of 3 Chairs (Board and Audit Committee) identify as women 29% of executive officers identify as members of under-represented social groups 43% of executive officers identify as members of under-represented social groups and 29% as women 46% of total workforce identify as under-represented social groups and 31% as women

ENTERPRISE RISK MANAGEMENT

Guidance	Reference	Overview	Application
Mandate of the Audit Committee	see p. 26 of the Circular	Audit Committee assists the Board in its oversight of enterprise risk management and compliance Oversees the financial reporting and disclosure controls	Annual review for Board approval of financials and reports Oversaw monitoring and mitigation of information security risks, risks related to COVID-19, geopolitical risks and other globally relevant risks Good controls and regular reporting on risk register for the board and ongoing comprehensive risk management focus Management delivers regular reports on information/cyber security to the committee

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DISCLOSURE POLICY

The Board has approved a Disclosure Policy which establishes standards and procedures relating to contacts with analysts and investors, news releases, conference calls and disclosure of material information. The disclosure committee is responsible for overseeing and monitoring the disclosure processes and practices, including the review, from time to time, of Triple Flag's disclosure policy. It is made up of members of senior management and reports to the Audit Committee on disclosure matters. The disclosure committee reviews all material information in disclosure documents before they are reviewed and approved by the Audit Committee and Board. The Board has established policies and standards for the disclosure of material information to ensure it is timely, accurate and balanced.

ANTI-BRIBERY AND ANTI-CORRUPTION COMPLIANCE POLICY

Our Board has adopted an anti-bribery and anti-corruption compliance policy (the **"Anti-Bribery Policy"**) which establishes our commitment to comply fully with Canada's *Corruption of Foreign Public Officials Act* and the United States *Foreign Corrupt Practices Act* and any local and foreign anti-bribery or anti-corruption laws and regulations that may be applicable. All of the officers, directors, employees, contractors and agents acting on behalf of the Company (**"Company Personnel"**) are required to comply with all laws prohibiting improper payments to domestic and foreign officials. All Company Personnel are required to conduct the Company's business legally and ethically. Gifts, payments or offerings of anything to influence sales or other business, bribes, kickbacks, or other questionable inducements, directly or indirectly to government officials are prohibited. The Anti-Bribery Policy provides a guideline of prohibited payments, as well as the consequences of non-compliance. The Anti-Bribery Policy also sets out strategies we adopt to mitigate bribery and corruption risk. The Board is responsible for monitoring compliance with the Anti-Bribery Policy and initiating investigations of reported violations.

INSIDER TRADING AND ANTI-HEDGING POLICY

All our directors and employees, including the named executive officers (**"NEOs"**), are subject to our insider trading and anti-hedging policy (as a result of our compact team size and cohesive work practices). This policy prohibits trading in our securities while in possession of material undisclosed information about the Company. Under this policy, directors and employees are also prohibited from entering into certain types of hedging transactions involving the securities of the Company, such as short sales, puts, calls, prepaid variable forward contracts and equity swaps. Only during prescribed trading windows will the Company permit directors and employees to trade in the Company's securities, including the exercise of stock options. The Company permits directors and employees to trade in the Company's securities, including the exercise of stock options, only during prescribed trading windows.

CODE OF ETHICS

Our Board has adopted a written code of business conduct and ethics (the **"Code of Ethics"**) that applies to the Company Personnel. The objective of the Code of Ethics is to provide guidelines for maintaining our and our subsidiaries' integrity, trust and respect. The Code of Ethics addresses compliance with laws, rules and regulations, conflicts of interest, confidentiality, commitment, preferential treatment, financial information, internal controls and disclosure, protection and proper use of our assets, communications, fair dealing, fair competition, due diligence, illegal payments, equal employment opportunities and harassment, privacy, use of Company computers and the internet, political and charitable activities and reporting any violations of law, regulation or the Code of Ethics. In 2021, additions to the Code of Ethics included restrictions and requirements relating to political involvement, and commitments to fundamental freedoms, including freedom of association and collective bargaining, reasonable working hours and fair compensation. Company Personnel receive annual training and are required to review and acknowledge the Code of Ethics each year. Any person subject to the Code of Ethics is required to report all violations of law, regulation or of the Code of Ethics of which they become aware to any one of the Company's executive officers or as otherwise set forth in the Code of Ethics. The Compensation & ESG Committee is responsible for reviewing and evaluating the Code of Ethics at least annually and recommends any necessary or appropriate changes to our Board for consideration. The Compensation & ESG Committee assists the Board with the monitoring of compliance with the Code of Ethics, and is responsible for considering any waivers of the Code of Ethics (other than waivers applicable to members of the Compensation & ESG Committee, which are considered by the Audit Committee, or waivers applicable to our directors or executive officers, which are subject to review by our Board as a whole). Our Board has ultimate responsibility for monitoring compliance with the Code of Ethics. In accordance with NI 58-101, the Code of Ethics has been filed on our SEDAR profile at www.sedar.com and is also available on our website at www.tripleflagpm.com.

WHISTLEBLOWER POLICY

The Company encourages the reporting of violations and potential violations of the Code of Ethics and has established a hotline for whistleblower concerns, accessible by email and by phone. Any employee, supplier or director may use the hotline to report conduct that they feel violates the Code of Ethics or otherwise constitutes fraud or unethical conduct. The details of the hotline are available at www.tripleflagpm.com and all complaints received through the whistleblower concerns hotline are monitored by the Chair of the Audit Committee, actioned accordingly and reported to the Board.

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COMPOSITION OF OUR BOARD AND BOARD COMMITTEES

As per our articles of amalgamation (the **"Articles"**), our Board shall consist of a minimum of three and a maximum of 10 directors, as determined from time to time by the directors. Our Board currently consists of seven directors, the majority of whom are considered to be independent under Canadian securities laws. Under the *Canada Business Corporations Act* (the **"CBCA"**), a director may be removed with or without cause by a resolution passed by an ordinary majority of the votes cast by shareholders present in person or by proxy at a meeting of shareholders and who are entitled to vote. The directors are elected by shareholders at each annual meeting of shareholders, and all directors will hold office for a term expiring at the close of the next annual meeting or until their respective successors are elected or appointed. Our Articles provide that, between annual general meetings of shareholders, the directors may appoint one or more additional directors, but the number of additional directors may not at any time exceed one-third of the number of directors elected at the previous annual meeting of shareholders.

Certain aspects of the composition and functioning of our Board are governed by the terms of the Investor Rights Agreement. See "Nomination Rights". The nominees for election by shareholders as directors are determined by our Compensation & ESG Committee in accordance with the provisions of applicable corporate law, the Investor Rights Agreement and the Compensation & ESG Committee charter. See also "Compensation & ESG Committee".

COMMITTEES OF OUR BOARD

Our Board has established two committees: the Compensation & ESG Committee and the Audit Committee.

COMPENSATION & ESG COMMITTEE

Composition of Compensation & ESG Committee

Our Compensation & ESG Committee is charged with reviewing, overseeing and evaluating our compensation, corporate governance and nominating policies and our ESG Policy. The Compensation & ESG Committee comprises three directors (including the committee chair), all of whom are persons determined by our Board to be independent directors. Our Compensation & ESG Committee comprises Sir Michael Davis, who acts as chair of the committee, Peter O'Hagan and Tim Baker. Our Board believes that our Compensation & ESG Committee is able to conduct its activities in an objective manner.



Sir Michael "Mick" Davis
Compensation & ESG Committee Chair



Peter O'Hagan



Timothy Baker

Our Board believes that the members of the Compensation & ESG Committee individually and collectively possess the requisite knowledge, skill and experience in governance and compensation matters, including human resource management, executive compensation matters, ESG issues and general business leadership, to fulfill the committee's mandate. All members of the Compensation & ESG Committee have substantial knowledge and experience as current and former senior executives of large and complex organizations and on the boards of other publicly traded entities. For additional details regarding the relevant education and experience of each member of our Compensation & ESG Committee, including the direct experience that is relevant to each committee member's responsibilities in executive compensation, see "Director Profiles".

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Compensation & ESG Committee Charter

Our Board has adopted a written charter, which sets forth the purpose, composition, authority and responsibility of our Compensation & ESG Committee consistent with our Corporate Governance Guidelines and our ESG Policy. A copy of our Compensation & ESG Committee charter is posted on our website. Our Compensation & ESG Committee's purpose is to assist our Board in:

- the appointment, performance, evaluation and compensation of our senior management;
- the recruitment, development and retention of our senior management;
- maintaining talent management and succession planning systems and processes relating to our senior management;
- developing a compensation structure for our senior management including salaries, annual and long-term incentive plans including plans involving share issuances and other share-based awards;
- periodically reviewing and, when appropriate, establishing ESG-related goals and objectives relevant to the compensation of our senior management;
- establishing policies and procedures designed to identify and mitigate risks associated with our compensation policies and practices;
- reviewing and, if appropriate, recommending to the Board the approval of any adoption, amendment or termination of our incentive or equity-based compensation arrangements (and the aggregate number of Common Shares to be reserved for issuance thereunder), and overseeing their administration and discharging any duties imposed on the committee by any such arrangements;
- assessing the compensation of our directors;
- developing our corporate governance guidelines and principles and providing us with governance leadership;
- developing and recommending to the Board our approach to ESG issues, including any changes to the ESG Policy, and reporting to the Board on the ESG performance of our portfolio of investments;
- overseeing and approving the adoption of any ESG-related standards or initiatives;
- delegating to the Audit Committee the responsibility and authority to monitor, assess and manage risk related environmental and social issues;
- engaging with our shareholders and other stakeholders in respect of ESG issues;
- identifying and overseeing the recruitment of candidates qualified to be nominated as members of our Board;
- monitoring compliance with the Code of Ethics and initiating investigations of reported violations thereof;
- reviewing the structure, composition and mandate of Board committees; and
- evaluating the performance and effectiveness of our Board and of our Board committees.

Our Compensation & ESG Committee takes reasonable steps to evaluate and assess, on an annual basis, directors' performance and effectiveness of our Board, committees of our Board, individual Board members, our Chair and committee chairs. The assessment addresses, among other things, individual director independence, individual director and overall Board skills, and individual director financial literacy. Our Board receives and considers the recommendations from our Compensation & ESG Committee regarding the results of the evaluation of the performance and effectiveness of our Board, committees of our Board, individual Board members, our Chair and committee chairs. In identifying new candidates for our Board, the Compensation & ESG Committee consider what competencies and skills our Board, as a whole, should possess and assess what competencies and skills each existing director possesses, considering our Board as a group, as these may ultimately determine the boardroom dynamic. Our Compensation & ESG Committee is also responsible for orientation and continuing education programs for our directors. See also "Orientation and Continuing Education".

Our Board is responsible for approving the compensation of our Chief Executive Officer, as well as, based on the recommendations of the Chief Executive Officer, the compensation of our other senior management, including the NEOs. The compensation paid to our NEOs for our first fiscal year as a public company is set forth below in the "Summary Compensation Table".

Further particulars of the process by which compensation for our executive officers will be determined is provided under "Executive Compensation".

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AUDIT COMMITTEE

Our Board has formed an Audit Committee that is charged with assisting the Board in its oversight role with respect to the quality and integrity of financial information, the effectiveness of the Company's internal control over financial reporting, the effectiveness of the Company's risk management and compliance practices, the performance, qualifications and independence of the independent auditor, the Company's compliance with legal and regulatory requirements and the performance of the Company's finance functions.

Composition of the Audit Committee

The Audit Committee is composed of the following three directors: Susan Allen, Dawn Whittaker and Peter O'Hagan, all of whom are persons determined by our Board to be both independent directors and financially literate within the meaning of NI 52-110. Each of our Audit Committee members has an understanding of the accounting principles used to prepare financial statements and varied experience as to the general application of such accounting principles, as well as an understanding of the internal controls and procedures necessary for financial reporting. See "Audit Committee Information" in the AIF for further information on the Audit Committee.



Susan Allen
Audit Committee Chair



Peter O'Hagan



Dawn Whittaker

Audit Committee Charter

The Audit Committee charter, which is available on our website, ensures Risk Management oversight is performed by the Audit Committee. The Audit Committee performs its risk management oversight through review of the Company's major financial risk exposures and making recommendations to the board of directors regarding the adequacy of the Company's risk management policies and procedures.

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DIRECTOR INDEPENDENCE

Under NI 58-101, a director is considered to be independent if he or she is independent within the meaning of section 1.4 of National Instrument 52-110 – Audit Committees (**"NI 52-110"**). Pursuant to section 1.4 of NI 52-110, an independent director is a director who is free from any direct or indirect relationship which could, in the view of our Board, be reasonably expected to interfere with a director's independent judgment. Based on information provided by each director concerning his or her background and employment and affiliations, our Board has determined that, of the seven directors on our Board, Shaun Usmar and Mark Cicirelli are not considered "independent" within the meaning of applicable securities laws as a result of their respective relationships with us. Shaun Usmar is not considered to be independent by the Board as he is the Chief Executive Officer of the Company. Because the Principal Shareholders hold a majority of our outstanding shares and Mark Cicirelli is an employee of an affiliated entity of the Principal Shareholders, our Board has determined that Mark Cicirelli will not be considered to be independent. The Chair of our Board, Dawn Whittaker is independent within the meaning of section 1.4 of NI 52-110.

MEETINGS OF INDEPENDENT DIRECTORS

Our Board believes that given its size and structure, including the fact that a majority of our directors are independent, it is able to facilitate independent judgment in carrying out its responsibilities and will continue to do so going forward. To enhance such independent judgment, the independent members of our Board held *in camera* meetings without members of management and the non-independent directors present, at each regularly scheduled Board meeting. There were three such meetings of independent directors in 2021. Open and candid discussion among the independent directors is facilitated by the relatively small size of the Board.

MAJORITY VOTING POLICY

Our Board believes that each of its members should carry the confidence and support of our shareholders. To this end, the Board has adopted a majority voting policy (the **"Majority Voting Policy"**) which provides that if a nominee for election as a director does not receive a greater number of votes "for" than votes "withheld" with respect to the election of directors by shareholders, the nominee shall tender his or her resignation to the Chair promptly following the meeting of shareholders at which the director was elected. Any resignation received by the Chair will be promptly referred to the Compensation & ESG Committee. Our Compensation & ESG Committee will consider such offer and make a recommendation to our Board whether or not to accept it. Our Board will promptly accept the resignation unless it determines, in consultation with our Compensation & ESG Committee, that there are exceptional circumstances that should delay the acceptance of the resignation or justify rejecting it. Our Board will make its decision and announce it in a press release within 90 days following the meeting of our shareholders. A director who tenders a resignation pursuant to the Majority Voting Policy will not participate in any meeting of our Board or our Compensation & ESG Committee at which the resignation is considered.

NOMINATION RIGHTS

The investor rights agreement dated May 26, 2021 between the Company and the Principal Shareholders (**"Investor Rights Agreement"**) provides the Principal Shareholders and their permitted affiliates with the right to nominate 50% of the Company's directors (rounded up to the next whole number) so long as the Principal Shareholders and their permitted affiliates, as a group, own, control or direct at least 50% of the Company's outstanding Common Shares (on a non-diluted basis), provided that this percentage will be reduced to:

- 40% of the Company's directors (rounded up to the next whole director) once the Principal Shareholders and their permitted affiliates, as a group, own, control or direct less than 50% but not less than 40% of our outstanding Common Shares (on a non-diluted basis);
- 30% of the Company's directors (rounded up to the next whole director) once the Principal Shareholders and their permitted affiliates, as a group, own, control or direct less than 40% but not less than 30% of our outstanding Common Shares (on a non-diluted basis);
- 20% of the Company's directors (rounded up to the next whole director) once the Principal Shareholders and their permitted affiliates, as a group, own, control or direct less than 30% but not less than 20% of our outstanding Common Shares (on a non-diluted basis);
- 10% of the Company's directors (rounded up to the next whole director) once the Principal Shareholders and their permitted affiliates, as a group, own, control or direct less than 20% but not less than 10% of our outstanding Common Shares (on a non-diluted basis); and
- none of the Company's directors once the Principal Shareholders and their permitted affiliates, as a group, own, control or direct less than 10% of our outstanding Common Shares (on a non-diluted basis).

If a vacancy on the Board arises, then a replacement will be nominated by the Principal Shareholders (including their permitted affiliates) or the Compensation & ESG Committee, whichever nominated the departing director, and the Board will appoint that replacement candidate as a director as soon as possible after his or her nomination.

In addition, for so long as the Principal Shareholders and their permitted affiliates, as a group, own, control or direct not less than 10% of our outstanding Common Shares (on a non-diluted basis), the Principal Shareholders and their permitted affiliates will be entitled to nominate one director to serve on each committee of the Board, other than the Audit Committee; provided that such director nominee is not an officer of the Company.

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DIRECTOR TERM LIMITS AND OTHER MECHANISMS OF BOARD RENEWAL

Our Board is composed of a diverse range of individuals who represent a mix of background, experience, skills and expertise, evidencing diversity in tenure, age and gender. Accordingly, our Board has not adopted, nor does it currently consider it necessary to adopt, director term limits, mandatory retirement ages or other automatic mechanisms of board renewal. Rather than adopting formal term limits, mandatory age-related retirement policies and other mechanisms of board renewal, the Compensation & ESG Committee of our Board seeks to maintain the composition of our Board in a way that provides, in the judgment of our Board, the best mix of skills and experience to provide for our overall stewardship. Our Compensation & ESG Committee also conducts a process for the assessment of our Board, each committee and each director regarding his, her or its effectiveness and performance, and reports evaluation results to our Board. See also "Diversity".

MANDATE OF OUR BOARD

Our Board is responsible for supervising the management of our business and affairs, including providing guidance and strategic oversight to management. Our Board has adopted a formal mandate, set forth in Appendix A, that includes the following duties and obligations:

- appointing the Chief Executive Officer;
- adopting a strategic planning process and implementing risk management policies and procedures;
- appointment, supervision, evaluation and development of senior management and succession planning;
- monitoring the adequacy and effectiveness of our system of internal controls over financial reporting and disclosure controls and procedures;
- approving certain regulatory filings; and
- adopting and periodically reviewing policies and procedures designed to (i) ensure compliance with applicable laws, (ii) ensure that our business is conducted ethically and with honesty, and (iii) permit shareholder feedback on material issues.

Our Board has adopted a written position description for the Chair, which sets out the Chair's key responsibilities, including, among others, duties relating to setting Board meeting agendas, chairing Board and shareholder meetings, director development and communicating with our shareholders and regulators. See "Conflicts of Interest".

Our Board has adopted a written position description for each of our committee chairs which sets out each of the committee chair's key responsibilities, including, among others, duties relating to setting committee meeting agendas, chairing committee meetings and working with the respective committee and management to ensure, to the greatest extent possible, the effective functioning of the committee.

Our Board has adopted a written position description for our Chief Executive Officer which sets out the key responsibilities of our Chief Executive Officer, including, among other duties in relation to providing overall leadership, ensuring the development of a strategic plan and recommending such plan to our Board for consideration, ensuring the development of an annual corporate plan and budget that supports the strategic plan and recommending such plan to our Board for consideration and supervising day-to-day management and communicating with our shareholders and regulators.

ORIENTATION AND CONTINUING EDUCATION

Our board has implemented an orientation program for new directors under which new directors meet with the Chair, members of senior management and our secretary. New directors are provided with comprehensive orientation and education as to the nature and operation of the Company and our business, the role of our Board and its committees, and the contribution that an individual director is expected to make. Our Board is responsible for overseeing director continuing education designed to maintain or enhance the skills and abilities of the directors and to ensure that their knowledge and understanding of our business remains current. The chair of each committee is responsible for coordinating orientation and continuing director development programs relating to the committee's mandate.

ESG

We believe strong sustainable performance is critical to the long-term success of our organization, the mining industry and host communities. We believe that optimal Environmental, Social and Governance (**"ESG"**) performance helps ensure that the mines and projects we invest in are developed and operated responsibly to protect worker health, safety and the environment; social impacts are identified, managed and mitigated; human rights are respected; and benefits accrue to local communities and a broad range of stakeholders. To that end, our Board has adopted an ESG policy to ensure that we continue to invest in opportunities where our operating partners' values are aligned with our own. The ESG Policy establishes our commitment to: perform intensive pre-acquisition due diligence on a range of ESG aspects; evaluate whether counterparty actions are in support of achieving our Sustainable Development Goals (as is established further to our commitment as a signatory to the United Nations Global Compact (**"UNGC"**)); integrate the results of the ESG due diligence into our investment decision-making process; and incorporate ESG safeguards into Triple Flag-originated investment agreements and exercise those safeguards where necessary to protect our investments and reputation.

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Our ESG approach is two-pronged:

1. We ensure portfolio quality by investing in streams and royalties on mines and projects where our due diligence determines that our counterparties demonstrate strong ESG management and performance. Strong ESG performance by our partners helps ensure our investments enjoy the privilege to operate with their host communities and governments over the long term, which protects our business and shareholders.
2. We contribute to a responsible and sustainable mining ecosystem through our own practices, actions and community investments, and by exerting influence across our portfolio and the broader mining ecosystem. We aim to lead by example and to share our experience and networks to support sustainable mining.

We support decarbonization and the transition to a low carbon economy and are committed to maintaining carbon neutral operations by purchasing accredited and verified carbon offsets to offset our carbon footprint. We have chosen to achieve carbon neutrality since our inception in 2016 by offsetting our annual carbon footprint, nearly 25,000t to date, through the purchase of accredited, third-party carbon offsetting projects. On this basis, we have purchased verified carbon offsets for each year between 2016 and 2020, and have preliminarily purchased offsets for 2021. These will be reconciled when final scope 3 calculations can be completed based on data received from our operating counterparties and will be disclosed in our upcoming Sustainability Report. We define our carbon footprint broadly as consisting of not only the greenhouse gas emissions associated with our direct business activities, but also including our share of the emissions associated with production of our attributable metals production by our counterparties, to the point of saleable metals. We determine such emissions under Scope 1, 2 and 3 (defined as categories 6, 7 and 15 of the GHG Protocol of the World Business Council for Sustainable Development). Such third-party emissions are calculated annually based on disclosure by the owners or operators of mines in which we have stream and royalty interests and third-party data provided by Skarn Associates, a metals and mining ESG research company. Our objective is to achieve a consistent, verifiable, and science-based approach to the quantification of our carbon footprint relating to our direct corporate activities and to our streaming and royalty interests.

We do not invest in oil and gas or coal, and we prioritize our non-core, non-precious metal activities in green metals like copper, nickel and related metals that will create the electrification infrastructure needed for the green economy of our future. Although we do not operate any mining assets, we believe we can make a positive impact as capital providers to the sector by investing in streams and royalties on mines and projects where ESG is prioritized and managed conscientiously by our counterparties. Our investment due diligence process includes an extensive assessment of our counterparties' governance, environmental, health and safety management practices and local stakeholder engagement and social performance.

When conducting due diligence, we engage with experienced ESG practitioners that complement our considerable team experience and capabilities in this area, who understand and can apply sound judgment about the potential materiality of short- and long-term risks so that we can avoid investing in projects that adversely impact the environment and local stakeholders. For example, we do not invest in any opportunities that involve riverine tailings disposal, child labor or forced labor as our strictest decision-making criteria, but there are many situations where we have declined and will continue to decline to bid in processes where our due diligence identifies unacceptable levels of risk, particularly in the areas of tailings storage, corrupt business practices and community relations.

Post-acquisition, we work collaboratively with counterparties to monitor ESG performance and engage in constructive dialogue on a range of ESG aspects to evaluate how they are being managed, opportunities for improvement and whether new or evolving ESG issues have arisen.

We are an active member of the UNGC. In continuing to seek to strengthen our ESG networks and stakeholder engagement practices, we are reviewing a number of international ESG initiatives, leadership organizations and industry associations to see where we can best contribute and derive value through meaningful engagement. Our diverse portfolio, active portfolio management, long-term financial leverage philosophy to our balance sheet and our robust investment due diligence processes are also critical elements of our risk management approach.

We report regularly on the ESG performance of our portfolio of investments to the Compensation & ESG Committee and the Board, and we will report on our internal ESG performance and that of our counterparty investments annually to our shareholders and other stakeholders. We published our inaugural Sustainability Report in September 2021 and will continue to do so on an annual basis going forward. Our Sustainability Report presents information on our sustainability approach and governance following our IPO. It includes performance data and information on our priority sustainability areas of focus, and future plans to continue to strengthen our sustainability management and performance. The report was prepared in accordance with the Global Reporting Initiative (GRI) Standards: Core option, and serves as our Communication on Progress for the United Nations Global Compact in support of the Sustainable Development Goals. Where we were able, we aligned our disclosures with the Sustainability Accounting Standards Board (SASB) – Metals and Mining Standard.

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COMMUNITY INVOLVEMENT

In South Africa, Royal Bafokeng Platinum (**"RBPlat"**) was the first community-owned company to be listed on the Johannesburg Stock Exchange. RBPlat's stated objectives include leaving a legacy of economic value that is aligned to the Royal Bafokeng Nation 30-year Master Plan. This aims to create an environment in which people can live with dignity, and have access to health, education and recreation facilities and employment opportunities that will allow them to maximize their abilities and talents. Concurrent with execution of the RBPlat stream agreement, we complemented RBPlat's bursary programs by establishing an annual scholarship program, allocating $100,000 each year to fully support the education of eight post-secondary students across the varied geology and engineering disciplines from communities adjacent to the RBPlat operations. Over the life of the program, we expect the total number of students supported will exceed 50. This will, in many cases, also provide them with the potential for employment at the mine site during school breaks and upon completion of their program. In the 2020 inaugural year, we supported six students through their academic studies. Of the four students that graduated at the end of the academic year, two have accepted positions with RBPlat at the Styldrift mine. In 2021, we supported nine students through their academic studies; one has recently graduated and the remaining eight will continue their studies in 2022, in addition to a further intake of seven new students.

In Australia, in connection with the execution of the Northparkes gold and silver stream agreement, we committed to provide community investments around the Northparkes mine. We reached an agreement with Northparkes to invest A$50,000 annually for scholarships (four each year starting in 2021), community initiatives, and recreational sports programs in the communities surrounding the mine. These investments are aligned with priorities identified by these communities and are awarded following an application and selection process led by a panel of community and company representatives.

With the COVID-19 pandemic altering the landscape for much of 2020 and 2021, we sought out other opportunities to effect positive change not only for our employees, but also for our local communities and those communities around our mining partners, specifically in South Africa and Australia:

- Facilitated sharing of information/best practices among portfolio company participants early on and throughout the pandemic;
- Proactively assessing, monitoring and supplementing our own team's health and wellbeing programs and offerings; offering access for all employees to high-quality health services, ongoing employment engagement initiatives, introducing a new employee assistance program (EAP), and providing easy access to all the tools, equipment, furnishings and services to comfortably work remotely for the duration;
- Providing support, along with our employees and Board members, to local charities;
- Providing $200,000 of additional funding to RBPlat as special assistance for their communities during the pandemic, in order to create a remote learning initiative in rural communities in South Africa, benefitting over 700 students and teachers, providing the infrastructure, tools, equipment and ongoing support to continue learning safely. We believe that this is a robust and thorough program that will outlast the pandemic;
- Donating and participating in a leadership capacity to the Children's Make-A-Wish Canada Trees of Joy Event;
- Providing A$2,500 to purchase coffee vouchers from local businesses for distribution to front line workers in the Parkes and Forbes Shires surrounding the Northparkes mine and more than doubling our community investment initiative grant to A$22,000 to support the purchase of 4 portable grandstands, two for each of Parkes and Forbes Shires, making community events accessible; and
- Recurring Supporter of Women for Women's College Hospital, dedicated to breaking down barriers to care for all women: reimagining the advancement of women's health and health equity for everyone.

To commemorate the new National Day for Truth and Reconciliation in Canada (September 30) instituted to honor the children, survivors, families, and communities affected by residential schools, we partnered with Stornoway Diamond Corporation's (**"Stornoway"**) Renard mine in Northern Quebec to announce a new scholarship program for students at the local Voyageur Memorial School of Mistissini (high school). Five scholarships will be awarded at the end of the school year to students who have particularly distinguished themselves. To further mark the day, our employees also participated in packing 75 back packs full of brand-new school supplies to be distributed at the elementary school adjacent to the mine property.

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COMMUNITY INVESTMENT STRATEGY

Our Board has adopted a Community Investment Strategy to contribute to the social, environmental, and economic well-being of our communities of interest, by supporting responsible and sustainable investments across our portfolio. The Strategy was informed by the material issues, stakeholder groups, and community investments identified by the 15 producing mines in our portfolio in 2021. We employ a hybrid approach that supports partner initiatives in their respective jurisdictions and local initiatives where we have corporate offices. These focus on and measure and communicate the results regarding four key Sustainable Development Goals: Quality Education; Gender Equality; Decent Work and Economic Growth; and Climate Action. We have established a community investment target of 2% of average net income over the previous five years to be deployed annually. The Community Investment Strategy will be reviewed and updated whenever there is a significant change in the nature, scale, or scope of our activities, and at a minimum every five years.

DIVERSITY AND INCLUSION

We are highly committed to diversity, inclusion and high ethical standards. We believe that having a diverse Board and senior management team can offer a breadth and depth of perspectives that enhance the Company's performance. We respect and recognize all aspects of diversity, including, but not limited to, race, ethnicity, Indigenous origin or heritage, gender, gender identity, sexual orientation, religion, age, language, socio-economic background, disability, physical attributes, nationality, education and beliefs. Accordingly, the Board has adopted a written diversity and inclusion policy (the **"Diversity and Inclusion Policy"**) which outlines the Company's approach to achieving and maintaining diversity on the Board, and among members of senior management and other employees of the Company.

The Diversity and Inclusion Policy ensures that we promote diversity across all levels of our organization, including at the Board and senior management levels, and informs our decisions on recruitment, assessment, and professional development. The Company regularly engages with employees and external networks to gain a better understanding of diversity and inclusivity issues and best practices, and continuously strives to improve our diversity and inclusion practices. We maintain confidential mechanisms for our employees to report actual or suspected incidents of unlawful discrimination and harassment and demonstrate zero tolerance for any form of discrimination or harassment in our workplace. The Board, senior management and all our employees are expected to adhere to the requirements of the Diversity and Inclusion Policy.

The Compensation & ESG Committee regularly monitors the performance of the Company against its Diversity and Inclusion Policy. Further, the Vice President, Talent & ESG is responsible for overseeing the implementation of the Diversity and Inclusion Policy and providing regular updates to the Board on the Company's progress. Of Triple Flag's three hires in 2020 and 2021, one (33%) identifies as a woman and one (33%) identifies as a visible minority. Triple Flag will continue to ensure a diverse candidate pool for future hires.

The composition of our Board and senior management team is shaped not only by the selection criteria established by our Compensation & ESG Committee but also diversity characteristics outlined in the Diversity and Inclusion Policy. This is achieved by, among other things, ensuring that diversity considerations are taken into account in Board nominations and senior management appointments, monitoring the level of diversity on our Board and in senior management positions and continuing to broaden recruiting efforts to attract and interview diverse candidates.

As of March 30, 2022, two of seven members on our Board, or approximately 29%, and 40% of our independent directors, are women, including two of three prominent positions – the Chair of the Board and the Chair of the Audit Committee. No member of the Board identifies as a visible minority, Aboriginal Person or person with a disability. Of our members of senior management, 2 of 7 (29%) identify as women, 2 of 7 (29%) identify as visible minorities and no members identify as an Aboriginal person or person with a disability.

We have not adopted formal targets for gender or other diversity representation for our Board or senior management positions due to the need to consider a balance of criteria for each individual appointment. Despite this, diversity will continue to be one of several factors that is taken into account when identifying potential Board and senior management candidates. When recruiting for management, Board and all other vacancies across the workforce, Triple Flag includes a variety of candidates from a cross section of diverse backgrounds from which to make their appointments. With annual turnover below 10% on a total current workforce of 13, we continue to monitor our limited opportunities to further the diversity of the team.

The Diversity and Inclusion Policy is available on our website at www.tripleflagpm.com.

Statement of Corporate Governance Practices

32 TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR

HUMAN RIGHTS POLICY

Our Board has adopted a Human Rights Policy which establishes our commitment to respect the human rights of all of our stakeholders, operating in a manner consistent with leading international frameworks and requirements. We periodically review industry-specific human rights and take action to address them, strive to ensure that we are not complicit in human rights abuses, and comply with applicable human rights laws, regulations and international standards. We do not tolerate child labor, forced labor, or modern slavery, and we conduct regular and reasonable human rights due diligence, and monitor and report on human rights impacts. Where we cause or contribute to adverse human rights impacts, we will provide for or co-operate in remediation processes, and have established grievance mechanisms for reporting known or suspected human rights violations. Violations can be reported to the Vice President of Talent & ESG, or anonymously using the Company's Whistleblower Policy. The Human Rights Policy applies to the Board and all employees and contractors of the Company, and is reviewed annually by the Compensation & ESG Committee.

ENVIRONMENTAL POLICY

Our board has adopted an Environmental Policy which commits the Company to acting in an environmentally responsible manner. We comply with all applicable environmental legal requirements and implement appropriate management plans and programs to reduce energy use, greenhouse gas emissions, water use, biodiversity loss, waste generation, and tailings-related risks. We educate our employees and contractors on environmental performance, and regularly monitor and share learnings with our counterparties. Climate considerations are integrated into our business, including climate risks, opportunities and performance, and we maintain the carbon neutrality of our investments. Throughout these efforts, we engage with key stakeholders to understand their environmental concerns and support environmental initiatives that align with our priorities. This Environmental Policy is supported by our Climate Strategy and Community Investment Strategy.

CLIMATE STRATEGY

Our Board has adopted a Climate Strategy that is informed by the recommendations of the Task Force on Climate-related Financial Disclosures and includes commitments related to Governance, Strategy, Risk Management, and Metrics and Targets. We integrate climate considerations into our business; consider climate risks, opportunities, and performance in our investment strategy; catalyze action towards decarbonization across our portfolio; and maintain the carbon neutrality of our business and proportional investments. We are committed to transparently monitoring and reporting on the progress of implementation, and publicly disclosing annual results.

Statement of Corporate Governance Practices

TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR 33

COMPENSATION DISCUSSION AND ANALYSIS

Dear Shareholders,

On behalf of myself and my fellow Committee members, I am pleased to share with you our first Compensation Discussion & Analysis as a newly public company. The Compensation & ESG Committee oversees our executive and director compensation programs and the strategic sustainability programs to ensure they support our core values and business strategy and align with Company performance and shareholder interests.

Our compensation program is built on the principle that aligning the interests of our executives with those of our shareholders will ensure our management team is motivated to support Triple Flag's long-term success. As Triple Flag transitioned to a public company, we made changes to our executive pay program to ensure it continues to attract and retain high-caliber talent, is aligned with Company and individual performance, and supports our commitment to sustainability.

Attracting top-quartile talent: For long-term success and sustainability, we must first focus on our strategic business objectives and financial objectives. To achieve these objectives, we need to be able to attract, retain and motivate top-quartile employees, including a high-performing and experienced management team. To retain and motivate our talented executives whose knowledge, skills and performance are critical to our success, the Committee recognizes we must provide market-competitive compensation opportunities that reward our team for achieving financial and operational performance milestones. To ensure our executives are aligned with our long-term objectives, we link a significant portion of their pay to achieving performance results without taking excessive risks, consistent with our pay-for-performance philosophy.

Aligning pay with performance: Our compensation philosophy is to align executive pay with Company and individual performance. Consistent with this philosophy, we first identify those employees whose outputs directly impact our corporate earnings, growth and risk profile, equity performance and contribution to society. A greater proportion of the earnings of these employees, including our executive team, should be variable and depend on performance results. Triple Flag's pay program rewards executives for the value they bring to the Company by tying executive pay to exceptional performance and differentiating pay based on individual performance. Beginning in 2022, annual incentive awards will be determined using a balanced scorecard of quantitative and qualitative measures of corporate and individual performance to align with market practice.

Taking a strategic approach to sustainability: The Committee is responsible for overseeing the performance of Triple Flag on sustainability and how our management team demonstrates leadership and fosters positive engagement with all our stakeholders, including our employees, investee companies and communities. We believe strong sustainability performance is critical to the long-term success of our organization, the mining industry and host communities: our approach to ESG is predicated on the belief that business must create or be a force for public good and we conduct ourselves in line with this fundamental value. To ensure we operate in a manner that is consistent with our sustainability commitments, the Committee regularly engages with our management team to understand how we can continue to prioritize ESG to create long-term stakeholder value. Last year, we supported the publication of Triple Flag's inaugural annual Sustainability Report, which demonstrates our commitment to transparency and have undertaken a strategic review of our sustainability approach.

Looking ahead: As Triple Flag implements its business strategy as a public company, the Committee will continue to oversee our compensation programs and sustainability initiatives that support the strategy by encouraging our executives to take a long-term view of Company success in alignment with shareholder interests. Thank you for your continued support.

Sincerely,

Sir Michael "Mick" Davis
Compensation & ESG Committee Chair

Compensation Discussion and Analysis

34 TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR

REPORT ON EXECUTIVE COMPENSATION AND EQUITY OWNERSHIP

INTRODUCTION

The following discussion outlines the significant elements of the compensation program for **the Company's NEOs**. For fiscal 2021, our NEOs are:

Named Executive Officer	Position
Mr. Shaun Usmar	Chief Executive Officer
Mr. Sheldon Vanderkooy	Chief Financial Officer
Mr. James Dendle	Vice President, Evaluations & Investor Relations
Mr. Eban Bari	Vice President, Finance
Ms. Katy Board	Vice President, Talent & ESG



Shaun Usmar, Director and CEO
Founded the Company May 2016.

Mr. Usmar is an international mining executive with over 25 years of experience working around the globe in operational, financial and executive leadership roles for some of the world's largest and fastest growing mining companies. Prior to founding Triple Flag, Mr. Usmar served as Senior Executive Vice President and Chief Financial Officer of Barrick Gold Corporation, from 2014 to 2016, where he helped restructure the company. He joined Xstrata in 2002 as an early senior executive member of the management team that grew the company into one of the world's largest diversified miners at the time of its acquisition by Glencore in 2013. His roles at Xstrata included General Manager of Business Development in London, Chief Financial Officer of Xstrata's global Ferro-Alloys business in South Africa, and Chief Financial Officer of Xstrata's global Nickel business in Canada. Prior to joining Xstrata, Mr. Usmar worked at BHP Billiton in Corporate Finance in London, and started his career in mining operations in the steel and aluminum industries as a production engineer. Mr. Usmar is the Vice-Chair of Make-A-Wish Canada. He holds a Bachelor of Science Engineering in Metallurgy and Materials from the University of Witwatersrand in South Africa, and an MBA from the Kellogg School of Management at Northwestern University, both with distinction.



Sheldon Vanderkooy, CFO
Joined May 2016.

Mr. Vanderkooy is a founding member of the Triple Flag management team, with 20+ years of experience in the mining sector. Prior to Triple Flag, he was Assistant General Counsel at First Quantum Minerals Ltd. and Senior Director, Legal Affairs at Inmet Mining Corporation. Prior to joining Inmet, he was a corporate partner at Blake, Cassels & Graydon LLP (**"Blakes"**) in Toronto, Canada. Prior to starting his corporate practice, Mr. Vanderkooy began his legal career practicing tax law at Blakes. Mr. Vanderkooy holds a law degree from the University of Western Ontario (Gold Medalist) and Bachelor of Commerce (Honours) from Queen's University, both in Canada. Prior to attending law school, Mr. Vanderkooy was a Chartered Accountant at Ernst & Young LLP.

Compensation Discussion and Analysis

TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR 35



James Dendle,
VP, Evaluations & Investor Relations
Joined May 2017.

Mr. Dendle is a geologist with more than 10 years of global experience in both the private sector and in consultancy services. He has a broad background in estimating and auditing resources and reserves, multidisciplinary due diligence and technical studies. Prior to joining Triple Flag, he was a Senior Consultant at SRK Consulting (UK) Limited, working globally on a wide range of operating mines, development and exploration projects, across predominantly base and precious metals. He is also a member of the board of directors of GoldSpot Discoveries Corp. Mr. Dendle holds a Bachelor of Science in Applied Geology (1st Class Honours) and a Master of Science in Mining Geology (Distinction) from the University of Exeter, Camborne School of Mines in the UK, and is a Chartered Geologist of the Geological Society of London.



Eban Bari,
VP, Finance
Joined September 2018.

Mr. Bari is a senior finance professional with over 20 years of experience in financial reporting across complex multinational organizations. Prior to joining Triple Flag, he spent nine years at Barrick and most recently as Senior Director Financial Reporting. He holds a CPA designation in Canada as well as in the United States (Illinois). Mr. Bari holds a Bachelor of Commerce (Honours) from the University of Toronto in Canada.



Katy Board,
VP, Talent & ESG
Joined August 2019.

Ms. Board is a human resources professional with 20 years of experience, more than a dozen of which are in the mining industry. Prior to joining Triple Flag, Ms. Board consulted to various small and large-cap mining companies; advising and providing insight to both board and executives on Executive Compensation, Governance and Disclosure initiatives. She also spent 10 years at Barrick as Vice President, Global Total Rewards. Ms. Board has also held various corporate positions in both the pharmaceutical and hotel industries. Ms. Board holds a Bachelor of Commerce from Ryerson University in Canada, is a Certified Compensation Professional (CCP), a Global Remuneration Professional (GRP) and holds a Certificate in Corporate Sustainability from New York University (NYU – Sterns) in the United States.

RISK AND EXECUTIVE COMPENSATION

In reviewing the Company's compensation policies and practices each year, the Compensation & ESG Committee seeks to ensure the executive compensation program provides an appropriate balance of risk and reward consistent with the risk profile of the Company. The Compensation & ESG Committee also seeks to ensure the Company's compensation practices do not encourage excessive risk-taking behavior by the executive team. The Compensation & ESG Committee has not identified any risks that are reasonably likely to have a material adverse effect on the company. In addition to our Insider Trading and Anti-Hedging Policy discussed above, the key risk-mitigating practices that we have incorporated into our compensation program are discussed below.

Compensation Discussion and Analysis

36 TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR

2021 OVERVIEW

In a year filled with new challenges and opportunities, 2021 was transformational for Triple Flag. We transitioned from a private company to a Toronto Stock Exchange (**"TSX"**) listed publicly traded company in the largest mining IPO on the TSX since 2012, and the largest precious metals IPO globally since 2008.

Despite the ongoing uncertainties surrounding COVID-19, the mining sector has performed strongly. After a decade of benign inflation, cost pressures have become increasingly prevalent throughout the global economy, including the mining sector. The streaming and royalty business model is ideally situated in such an environment, with exposure to top line revenue growth, but insulated from operating and capital cost escalation and subsequent margin compression. Persistent global uncertainties have also generated renewed interest in gold as a traditional haven. With this backdrop, we believe that Triple Flag is well positioned as we look to the future.

2021 COMPANY FINANCIAL PERFORMANCE HIGHLIGHTS

In 2021, our portfolio performed well despite the backdrop of ongoing COVID-19 uncertainty and supply chain disruptions. We had record yearly revenue and sales volumes ($150.4 million and 83,602 gold equivalent ounces "GEOs"[1], respectively) and operating cash flow ($120 million) versus the prior year's record revenue and sales volumes ($112.6 million and 63,059 GEOs[1], respectively) and operating cash flow ($84 million). The most material positive change to the portfolio was the publishing by Steppe Gold Ltd. of the feasibility study on the Altan Tsagaan Ovoo (**"ATO"**) fresh rock project in October of 2021, which added more than a decade of mine life on this asset for no additional investment.

First and foremost, on the corporate development side, the team devoted considerable resources to deliver our successful IPO, which broadened our ownership base and strategic alternatives for the future, with significant liquidity and no net debt, which will help fund new growth opportunities through accretive deals. Notwithstanding the IPO, our executive team was extremely active reviewing new deal opportunities, submitting offers, coordinating due diligence site visits and generating investment proposals. Early in 2021, we closed the acquisition of a royalty portfolio from IAMGOLD Corporation for $46 million and, in December 2021, we acquired a Chilean royalty portfolio covering claims proximal to Gold Fields Limited's Salares Norte project from Azufres Atacama SCM, a private company, for $5 million. These acquisitions added 37 highly prospective exploration royalties in primarily top-tier jurisdictions to the portfolio.

We ended the year debt-free, with net cash of over $41 million, an undrawn credit facility of $500 million with an additional $100 million accordion available, and no commitments for the foreseeable future. We have achieved and will continue to maintain our carbon neutrality and strengthen our role as a leader in sustainable business practices.

We create value for our investors by building a high-quality, high-growth portfolio of precious metals streams and royalties. We focus on delivering growth in value per share over time by growing our GEOs, free cash flow, reserves and optionality (all on a per-share basis). This is underpinned by prudent capital structure management, and we prioritize per-share metrics as our equity is precious and dilution is not taken lightly. This strategy is supported by a fundamental approach to sustainable investing, including through detailed due diligence, ongoing portfolio management, investing alongside our mining partners to support their sustainability investment priorities, and maintaining carbon neutrality throughout our investment activities.

[1] GEOs as presented is a non-IFRS financial performance measure with no standardized meaning under IFRS and therefore may not be comparable to similar measures presented by other issuers. For further information and a detailed reconciliation of GEOs to the most directly comparable IFRS measure, please see the "Non-IFRS Financial Performance Measures – Gold Equivalent Ounces ("GEOS")" section included in the Management's Discussion & Analysis of the Company's 2021 Annual Report which is available on our SEDAR profile at www.sedar.com, and which disclosures are incorporated by reference herein.

Compensation Discussion and Analysis

TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR | 37

Financial highlights for 2021 include the following:

REVENUE

↑ 34%

$150.4 million, from $112.6 million in 2020

GEOs SOLD[1]

↑ 33%

83,602 ounces, from 63,059 ounces in 2020

OPERATING CASH FLOW

↑ 42%

$120.0 million, from $84.4 million in 2020

NET EARNINGS

$45.5M

($0.31/share), compared to $55.6 million ($0.48/share in 2020

ADJUSTED NET EARNINGS[1]

↑ 136%

$57.6 million ($0.39/share), from $24.4 million ($0.21/share) in 2020

ADJUSTED EBITDA[1]

↑ 28%

$123.5 million, from $96.2 million in 2020

[1] GEOs, Adjusted Net Earnings, and Adjusted EBITDA as presented are non-IFRS financial performance measures with no standardized meaning under IFRS and therefore may not be comparable to similar measures presented by other issuers. For further information and a detailed reconciliation of these non-IFRS financial performance measures to the most directly comparable IFRS measures, please see the "Non-IFRS Financial Performance Measures" section included in the Management's Discussion & Analysis of the Company's 2021 Annual Report, which is available on our SEDAR profile at www.sedar.com, and which disclosures are incorporated by reference herein.

Compensation Discussion and Analysis

38 TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR

REVENUE
($M)


150
120
90
60
30
0
$41.0
$43.0
$59.1
$112.6
$150.4
2017
2018
2019
2020
2021

OPERATING CASH FLOW
($M)


120
90
60
30
0
$27.1
$27.9
$39.7
$84.4
$120.0
2017
2018
2019
2020
2021

GEOs[1]
(000s)


80
60
40
20
0
32.7
34.3
42.4
63.1
83.6
2017
2018
2019
2020
2021

ADJUSTED EBITDA[1]
($M)


120
90
60
30
0
$31.8
$34.4
$48.3
$96.2
$123.5
2017
2018
2019
2020
2021

NET EARNINGS (LOSS)
($M)


60
45
30
15
0
-15
($29.0)
$0
($13.8)
$55.6
$45.5
2017
2018
2019
2020
2021

ADJUSTED NET EARNINGS (LOSS)[1]
($M)


60
45
30
15
0
-15
($2.4)
($8.6)
($7.4)
$24.4
$57.6
2017
2018
2019
2020
2021

[1] GEOs, Adjusted Net Earnings, and Adjusted EBITDA as presented are non-IFRS financial performance measures with no standardized meaning under IFRS and therefore may not be comparable to similar measures presented by other issuers. For further information and a detailed reconciliation of these non-IFRS financial performance measures to the most directly comparable IFRS measures, please see the "Non-IFRS Financial Performance Measures" section included in the Management's Discussion & Analysis of the Company's 2021 Annual Report, which is available on our SEDAR profile at www.sedar.com, and which disclosures are incorporated by reference herein.

Compensation Discussion and Analysis

TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR | 39

2021 EXECUTIVE PAY FOR PERFORMANCE

Triple Flag has been built around a small, multidisciplinary, high-functioning executive team aimed at enabling financing solutions for mining companies via precious metal stream and royalty financing. This experienced and diverse team has generated sector leading growth since inception in 2016, surpassing well-established intermediates in annual GEOs, and free cash flow, with portfolio characteristics aligned with the largest, most valuable competitors in the sector on key quality dimensions.

To achieve our strategic business and financial objectives, we need to attract, retain and motivate a highly talented executive team.

Our executive compensation program is designed to achieve the following objectives:

- provide competitive compensation opportunities to attract and retain talented, high-performing and experienced executive officers, whose knowledge, skills and performance are critical to our success;
- motivate our executive team to achieve our strategic business and financial objectives, including growing our asset base through the creation and acquisitions of streams, royalties and investments that could lead to future cash flowing streams and royalties, and maintaining strong financial capacity to fund asset growth;
- align the interests of our executive officers with those of our shareholders by tying a significant portion of compensation directly to the long-term value and growth of our business;
- demonstrate leadership and foster positive engagement in sustainability and community development initiatives;
- create a strong pay-for-performance relationship; and
- provide incentives that encourage appropriate levels of risk-taking by our executive team.

From the start of our journey in 2016, our philosophy on targeting top talent has been aimed at delivering our ambition of being a high-quality major precious metals streaming and royalty company, rather than anchored at a point in time with similarly sized peers and growing talent and compensation on a more static and incremental basis. This approach has enabled us to attract and retain a highly experienced, specialized and extremely productive executive team that ranks with the best in the sector. The sector-leading growth over the past five years from a position of obscurity and no foundational asset base is the most obvious manifestation of the success of this approach to highly engaged talent acquisition and development in our organization.

We offer our executive officers cash compensation in the form of base salary and an annual bonus. In 2021, we granted long-term incentives to our executive officers which consisted of stock options and restricted share units (**"RSUs"**) under our omnibus equity incentive plan (the **"Omnibus Plan"**). We believe that equity-based compensation awards motivate our executive officers to achieve our strategic business and financial objectives, and also align their interests with the long-term interests of our shareholders. Our executive officer compensation program is designed to attract and retain executive officer talent, and we will continue evaluating our compensation practices to ensure we are providing competitive compensation opportunities for our executive team. We review the compensation of our executive team on an annual basis and are guided by the philosophy and objectives outlined above, as well as other factors which may become relevant as we compete in the market.

PAY POLICIES AND PRACTICES

The Company employs the following best pay practices that reflect the Company's compensation philosophy:

What We Do	What We Don't Do
√ Link executive pay to company performance through our annual and long-term incentive plans	X Single-trigger change-in-control provisions
√ Balance among short- and long-term incentives, cash and equity and fixed and variable pay	X Guarantee annual increases in compensation or grants of incentive awards
√ Compare executive compensation and company performance to relevant peer group companies	X Repricings of underwater stock options
√ Require executives to meet minimum share ownership requirements	X Tax gross-ups
√ Maintain a compensation recovery (clawback) policy to recapture unearned incentive pay	X No aspect of the pay policies or practices pose material adverse risk to the Company
√ Have thresholds and maximums on our short-term incentive plan	X Guarantee minimum payouts ($0 payout is possible) under our short-term incentive plan
√ Provide only limited perquisites	

Compensation Discussion and Analysis

40 TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR

PAY MIX

Executive pay includes a mix of fixed compensation (base salary and benefits) and variable pay (annual and long-term incentives) that is based on meeting a combination of short- and long-term goals. A significant portion of executive pay is "variable" or based on meeting performance goals to align executive pay with the long-term goals of the Company. The following charts demonstrate the 2021 target pay mix and the 2021 actual pay mix for the CEO, CFO and the average mix of the other NEOs as a group.

Target Pay Mix


Chief Executive
Target VARIABLE pay: 81%
19% annual salary
22% bonus
12% restricted shares
47% stock options
Chief Financial
Target VARIABLE pay: 74%
26% annual salary
23% bonus
10% restricted shares
41% stock options
Average of Other Named Executives
Target VARIABLE pay: 66%
34% annual salary
20% bonus
9% restricted shares
37% stock options
base
short-term
mid-term
long-term

Actual Pay Mix


Chief Executive[1]
Actual VARIABLE pay: 73%
27% annual salary
15% bonus
11% restricted shares
46% stock options
Chief Financial
Actual VARIABLE pay: 77%
23% annual salary
32% bonus
9% restricted shares
36% stock options
Average of Other Named Executives
Actual VARIABLE pay: 67%
33% annual salary
34% bonus
6% restricted shares
26% stock options
base
short-term
mid-term
long-term

[1] CEO actual pay mix includes higher fixed pay as a result of the higher salary earned pre-IPO which was not eligible for inclusion in the calculation of incentive compensation for 2021.

Compensation Discussion and Analysis

TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR | 41

COMPENSATION-SETTING PROCESS

Our Compensation & ESG Committee is responsible for assisting our Board in fulfilling its governance and supervisory responsibilities, and overseeing our human resources, succession planning, and compensation policies, processes, and practices. Our Compensation & ESG Committee is also responsible for ensuring that our compensation policies and practices provide an appropriate balance of risk and reward consistent with our risk profile.

Our Board has adopted a written charter for our Compensation & ESG Committee setting out its responsibilities for administering our compensation programs and reviewing and making recommendations to our Board concerning the level and nature of the compensation payable to our directors and executive officers. Our Compensation & ESG Committee's oversight includes reviewing objectives, evaluating performance and ensuring that total compensation paid to our executive officers, personnel who report directly to our CEO and various other key officers and managers is fair, reasonable and consistent with the objectives and philosophy of our compensation program. See also "Compensation & ESG Committee".

Our CEO makes recommendations to the Compensation & ESG Committee each year with respect to the compensation for each of the other NEOs. Following which, the Compensation & ESG Committee reviews and subject to any changes, approves the compensation for the CEO and other NEOs.

PEER GROUP BENCHMARKING

Triple Flag is a gold-focused streaming and royalty company, providing investors exposure to a long-life, diversified portfolio of streams and royalties that generates robust free cash flows. Our business is anchored around asset quality, optionality, sustainability and risk management. We offer bespoke financing solutions to the metals and mining industry and partner with mining companies throughout the commodity cycle. We maintain a diversified portfolio of streams and royalties that provides exposure primarily to gold and silver in the Americas and Australia, with 79 assets, including 9 streams and 70 royalties. These investments are tied to mining assets at various stages of the mine life cycle, including 15 producing mines and 64 development and exploration-stage projects. In setting executive compensation, the Compensation & ESG Committee considered compensation programs in relevant sectors of the mining industry and the compensation programs of our competitors and benchmarked NEO pay with specific peer groups for purposes of setting levels of compensation, evaluating relative performance or setting other relevant competitive analysis.

As part of its 2021 annual review of NEO compensation, the Compensation & ESG Committee engaged an independent compensation consultant, Mercer (Canada) Ltd. (**"Mercer"**) to evaluate the Company's executive compensation program against market practice.

The Compensation & ESG Committee considered market information provided by Mercer on base salaries, short-term incentive (**"STI"**) and long-term incentive (**"LTI"**) plan designs based on public disclosure of the five streaming & royalty peer companies listed in the table below. The Compensation & ESG Committee targeted base salaries at the median to top quartile of the peer group and considered the peer group information in determining STI and LTI targets for fiscal 2021, and in setting STI goals for fiscal 2022. The peer group is also referenced for guidance when contemplating the total cash and total direct compensation of its executives. While Triple Flag acknowledges the median to top quartile of peers for base pay, Triple Flag subscribes to a pay for performance system that looks to peers when setting targets for incentive compensation, but ultimately applies a meritocratic system that rewards exceptional performance and differentiates its NEOs actual pay package. Triple Flag engages a twice per annum performance review process to help guide performance and align objectives across the organization.

Compensation Discussion and Analysis

42 TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR

Peer Group

Mercer's 2021 compensation review compared the Company's compensation levels relative to the Board-approved peer group of 13 publicly traded mining companies. This peer group was also used to set 2022 NEO compensation. The five largest streaming & royalty companies were selected, as they represent the companies most closely aligned to Triple Flag in terms of business strategy and the fundamental market in which we compete. The mining peers were included to round out the peer group since, while not an exact fit operationally, they are working in the same mining industry with the same commodity cycles. The companies listed below were selected for their size, structure and gold/silver focus, which are similarly aligned to that of Triple Flag.

2021 and 2022 Peer Group

Streaming & Royalty	Mining
Franco-Nevada Corporation	SSR Mining Inc.
Wheaton Precious Metals Corp.	Pretium Resources Inc.*
Royal Gold, Inc.	Wesdome Gold Mines Ltd.
Osisko Gold Royalties Ltd.	New Gold Inc.
Sandstorm Gold Ltd.	Fortuna Silver Mines Inc.
	Silvercorp Metals Inc.
	IAMGOLD Corporation
	Torex Gold Resources Inc.

*to be removed in 2022 – due to acquisition by Newcrest in January 2022

All values in US$ millions	Market Capitalization[1]	Revenue[2]	Adjusted EBITDA[2]	Assets[2]
75th Percentile[3]	$ 3,748	$ 1,152	$ 542	$ 3,972
50th Percentile[3]	$ 1,485	$ 677	$ 296	$ 2,002
25th Percentile[3]	$ 1,138	$ 212	$ 109	$ 1,240
Triple Flag Precious Metals Corp.	**$ 1,875**	**$ 150**	**$ 123**	**$ 1,303**
Percentile rank[3]	56th	5th	31st	29th

Source: Capital IQ

[1] At period ending December 31, 2021.

[2] Reflects 12-month trailing revenue, adjusted EBITDA, and most recent total assets as at December 31, 2021 (except for Fortuna and Pretium which are as at September 30, 2021).

[3] Excludes Triple Flag in calculation of percentiles.

Compensation Discussion and Analysis

TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR 43

Independent advice

The Compensation & ESG Committee has been working with Mercer since August 2021 as its independent compensation consultant and retains Mercer to review executive compensation and benefit programs and provide objective advice. Mercer reports directly and exclusively to the Compensation & ESG Committee, but may, at the Compensation & ESG Committee's direction, work cooperatively with management to review or prepare material for the Compensation & ESG Committee to review. The Compensation & ESG Committee considers Mercer's recommendations, but its decisions are its own responsibility. Mercer has completed an independence test and demonstrated their independence to the Compensation & ESG Committee's satisfaction. In 2021, Mercer's consulting arrangement with the Compensation & ESG Committee as outlined above is its sole engagement with the Company, performing no other services and earning no other fees from Triple Flag. The Compensation & ESG Committee has pre-approved the budget for services to be performed by Mercer that management may pay for services rendered within the scope of work.

Mercer's mandate in 2021 included:

- preparing information about market trends and issues;
- preparing benchmark market data for director and officer compensation;
- providing guidance in establishing a relevant peer group for benchmarking director and officer compensation;
- assessing the competitiveness of our compensation;
- assisting in the development and review of the Compensation Discussion & Analysis; and
- attending each committee meeting including an *in camera* portion at each meeting.

Mercer was paid the following fees for professional services in 2020 and 2021:

	2020 Fees*	2021 Fees
Executive compensation-related fees	NA	$ 77,320
All other fees	NA	Nil

*Mercer was hired in 2021.

Compensation Discussion and Analysis

44 TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR

COMPONENTS OF COMPENSATION

The compensation of our executive officers includes three main components: (i) base salary; (ii) short-term incentives, consisting of an annual cash bonus; and (iii) long-term equity incentives, consisting of stock options, RSUs or a combination thereof granted under the Omnibus Plan. The Omnibus Plan also allows us to grant performance share units ("PSUs"), which may be used to incentivize our executive officers once a reasonable history of performance has been established to support the achievement of specific performance metrics. Perquisites and benefits are not a significant element of compensation for our executive officers. The Company does not currently offer a pension plan.

Compensation Element	Objective	Key Features
Base salary	Provide a fixed level of cash compensation for performing day-to-day responsibilities	Reflects the executive's experience and responsibility, market competitiveness, internal/external equity Targeted at the median to top quartile of the peer group with adjustments for individual performance
Annual Cash Bonuses under our Short-term Incentive Plan	Reward short-term financial, operational and individual performance	Each NEO has a target bonus (% of base salary) with a maximum opportunity – payouts range from zero to maximum depending on the position Awarded annually, paid in Q1 of the following year For 2021, discretionary cash payments on the achievement of financial and operating objectives (including Sustainability & Talent) and individual performance, as determined by the Compensation & ESG Committee In 2022, the STI plan will be based on a framework of quantitative and qualitative measures of corporate and individual performance The framework will comprise 5 metrics: i) Grow Value, ii) Outperform, iii) Optimize Portfolio & Risk, iv) ESG Leadership and v) Corporate Priorities
Awards under our Long- term Incentive Plan	Align management interests with those of shareholders, encourage retention and reward long-term company performance	LTI awards are generally granted once per year and governed by the Omnibus Plan **Stock options** (weighted 80%) vest one-third each year and expire seven years after the grant date **RSUs** (weighted 20%) cliff vest in full on the third anniversary of their grant date and are generally settled in cash
Benefits	Support the health and wellness of our management employees	Group benefit plan provides for health, life and disability insurance coverage, in addition to a Health Spending Account Executives participate in annual executive medical examinations through MedCan We do not offer pensions, post-employment or other retiree benefits
Perquisites	Maintain professional designations	A very limited number of personal benefit including reimbursement for professional dues

Compensation Discussion and Analysis

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BASE SALARIES

Base salary is provided as a fixed source of compensation for our executive officers. Base salaries are determined on an individual basis taking into account the scope of the executive officer's responsibilities, their prior experience and their position relative to relevant peers in the market. Base salaries are targeted at the peer group median to top quartile, are reviewed annually and may be increased, if warranted or necessary to maintain market competitiveness. Base salaries can also be adjusted upwards throughout the year to reflect promotions or other increases in the scope or breadth of an executive officer's role or responsibilities. Of note, in 2021 Mr. Usmar's annual base salary was converted from USD to CAD and reduced by more than half (when factoring for the exchange rate), to allow for the addition of a competitive performance incentive component more in line with a typical compensation structure for the CEO of a publicly traded company. In 2021, Mr. Dendle's salary was increased to reflect the increased scope and responsibility of his outwardly facing role and to acknowledge his continued superior performance. Also, Ms. Board was originally hired in 2020 part-time to manage the Talent (Human Resources) function and later assumed the broader scope of the ESG mandate following her obtaining her qualification from New York University (Stern) in Corporate Sustainability and was subsequently moved to full-time employment in December of 2021.

NEO SALARY LEVELS

Executive		2020 Annual Salary		2021 Annual Salary	Change
Shaun Usmar, Chief Executive Officer	$	1,500,000	$	737,934	Redesign of CEO compensation package, REDUCE salary and add performance/ variable incentives
Sheldon Vanderkooy, Chief Financial Officer	$	339,051	$	345,832	2% increase
James Dendle, Vice President, Evaluations & Investor Relations	$	179,497	$	239,330	33.3% increase
Eban Bari, Vice President, Finance	$	159,553	$	167,531	5% increase
Katy Board, Vice President, Talent & ESG	$	87,754	$	163,542	Increase scope Move from part time to full time

Annual salaries in respect of the NEOs are determined (except in the case of Mr. Usmar whose base salary was determined in USD prior to the initial public offering) and paid in C$ and converted to USD for reporting purposes using the Bank of Canada daily average exchange rate. The rate used for currency exchange into USD of salary is the Bank of Canada daily average rate for the relevant year, being C$1.2535=US$1.00 for 2021.

SHORT-TERM INCENTIVE PLAN

In 2021, our NEOs were eligible to receive discretionary annual bonuses based on company and individual performance.

The discretionary annual bonus targets for 2021 were set as a percentage of each executive officer's base salary. The targets varied, based on the executive's position, and ranged from 50–115% of base salary. These targets will be maintained for 2022 and are included in the NEOs' employment agreements. If maximum performance, as set out in the annual metrics approved by the Compensation & ESG Committee at the beginning of the year, is achieved or exceeded, bonus awards would pay out at above target levels, up to the maximum payout opportunity which varies depending on the executive's position. Likewise, if threshold Company and individual performance was not achieved, the bonus may be $0.

Mercer provided market information on the STI plan designs of five Streaming & Royalty peer companies that the Compensation & ESG Committee considered in determining bonus awards for fiscal 2021 (see "Peer Group Benchmarking"). Mercer's review included STI targets and maximums, corporate performance metrics and weightings, the role of individual performance, and overall approach (i.e., formulaic or discretionary).

Compensation Discussion and Analysis

46 TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR

The award target for 2021 was set as a percentage of each NEO's base salary as follows:

Executive	Target (%)		Target ($)		Actual[2] ($)
Shaun Usmar, Chief Executive Officer[1]	115%	$	430,461	$	581,123
Sheldon Vanderkooy, Chief Financial Officer	90%	$	311,249	$	484,164
James Dendle, Vice President, Evaluations & IR	75%	$	179,497	$	239,330
Eban Bari, Vice President, Finance	50%	$	83,765	$	184,284
Katy Board, Vice President, Talent & ESG	50%	$	81,771	$	163,542

[1] For 2021, Mr. Usmar's bonus is calculated using his post-IPO salary.

[2] Refer to the following section for an explanation of the 2021 discretionary bonus (actual) determination.

The 2021 discretionary bonus, approved by the Compensation & ESG Committee with Mercer's input, was well supported by Triple Flag's overall success in the year, highlighted by the successful initial public offering of the Company, and was determined based on the following framework. The Compensation & ESG Committee determined, with Mercer's input, that all of the NEOs met and exceeded the relevant metrics and, as a result, each NEO received a bonus that was above target.

CORPORATE PRIORITIES

2021 was a key year of transition for Triple Flag – the year we transitioned to a public company after reaching the critical mass necessary to successfully compete for the best opportunities with the largest competitors in the sector. Triple Flag began trading on the TSX on May 20, five years after its inception, with our $264 million IPO broadening our ownership base. Triple Flag delivered the largest mining IPO on the TSX since 2012, and largest precious metals IPO globally since 2008. The workload to deliver our IPO was immense, requiring many months of considerable team dedication alongside our ongoing commitments to running the business and doing deals in pursuit of growing value per share for our investors. The success of our IPO as a standalone event was underpinned by the quality of the team, as demonstrated by the extent of oversubscription (2.6x).

With our high-quality team execution and track record of successful growth and deal-making, along with a demonstrated portfolio quality, Triple Flag is dedicated to the pursuit of achieving a premium valuation similar to its large-cap streaming and royalty peers.

OUTPERFORM

The base portfolio performed well against the backdrop of ongoing COVID-19 uncertainty and supply chain disruption, generating our fifth consecutive annual record of revenue and GEOs[1] sales ($150.4 million and 83,602 GEOs) and operating cash flow ($120 million) versus the prior year's record results ($112.6 million revenue, 63,059 GEOs sales, and $84 million operating cash flow). While our net earnings were down 18% due to a one-time gain in 2020 and fair value adjustments, we also had record adjusted net earnings[2] in 2021 of $57.6 million compared to $24.4 million in 2020. GEOs sales for the year of 83,602 ounces represented a 33% increase on the prior year and equated to a CAGR of 26% from 2017 to 2021. The growth in the portfolio is further demonstrated by the doubling of our ounces from 2019 to 2021 (42,406 GEOs to 83,602 GEOs), and our cash flow has more than tripled over this period. We have also provided the market with newly issued five- and ten-year average annual GEOs[1] guidance that demonstrates the embedded portfolio growth and tenure that requires limited future funding from Triple Flag. Our finance team continued to generate high-quality disclosure, worked closely with our mining partners to coordinate on forecasting and reporting, and implemented a dividend reinvestment plan (**"DRIP"**) program and normal course issuer bid (**"NCIB"**), all while ensuring adherence to strong internal controls.

Compensation Discussion and Analysis

TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR 47

OPTIMIZE PORTFOLIO

Several standout performers emerged in the portfolio during the year, including:

- **Cerro Lindo:** strong operating performance with 2,223 koz of streamed silver sold in 2021, up 26% from 1,770 koz sold in 2020, and robust exploration results with extension of zones OB5B and OB9;
- **Fosterville:** produced 509.6 koz of gold, far exceeding original guidance of 400 – 425 koz and above revised guidance of 500 koz, with new exploration discoveries promising good life extension at Cygnet, Harrier and Swan zones;
- **Northparkes:** continued to ramp up to its expanded capacity of 7.6 Mtpa;
- **Buritica:** achieved commercial production and is well advanced in expanding throughput from 3,000 tpd to 4,000 tpd;
- **RBPlat:** achieved record production levels during the year as the ramp-up continued at Styldrift;
- **Renard:** reverted back to positive cash flow on a more buoyant diamond market, with the first 2022 diamond sale having a realized price of US$171/ct (a record since the mine started production); and
- Record production and exploration success demonstrated at Young-Davidson, Henty and Dargues.

The most material positive change to the portfolio came in the form of the release of the ATO fresh rock project feasibility study in October, which added more than a decade of mine life on this asset for no additional investment and was strongly accretive to our net asset value. This demonstrated the embedded optionality and advantages of this business model when well executed – generating more than 5x our initial investment when considering cash flow received to date and current value.

GROW VALUE

On the deal-making front, the closing of the IAMGOLD royalty portfolio acquisition for $46 million added 34 new royalties, complementing our existing portfolio, and we secured three additional royalties proximal to Gold Fields' Salares Norte project for $5 million later in 2021. 2021 was a continuously active year when viewed from a deal flow perspective – the team reviewed numerous opportunities during the year, submitted multiple non-binding and binding offers, coordinated site visits, and added a further development stage asset to the portfolio in Q1 2022. We continued to develop our preferred bilateral deal opportunities which, given time, may bear fruit. We end the year debt-free, with no commitments for the foreseeable future, and with net cash of over $41 million and an undrawn credit facility of up to $600 million (including the accordion) available for transactions. We have also paid our first three dividends to our shareholders, and our annualized dividend of US$0.19 per share provides a yield that ranks with the best in the sector.

ESG LEADERSHIP & TALENT

We published our first sustainability report in September 2021. In addition, demonstrating our ESG leadership, we maintained our carbon neutrality since inception, sponsored nine more engineering students in South Africa with bursaries and awarded four students in Australia with scholarships, and provided school supplies and backpacks to 75 students in Northern Quebec. We also continue to be an active member of the United Nations Global Compact (**"UNGC"**), an affiliation we strongly support.

Our team is our key competitive advantage. From a talent perspective, the team performed well, delivering a highly successful IPO in a high-quality and efficient manner, and adapting capably to the demands of public company life, all while ending the year under budget on G&A. These additional obligations as a public company include fostering our relationships with our investors, equity research analysts, regulators and the board, particularly against the backdrop of current inflationary pressures and COVID-19 workforce dislocations.

A successful year for Triple Flag, particularly against the ongoing challenges presented by COVID-19, combined with the key behavioral competencies and personal attributes of each team member, were considered by the Compensation & ESG Committee in determining the discretionary bonus awards. Mr. Usmar successfully led the team and Company through the transition to a publicly traded company, while overseeing the continuity of day-to-day operations to continue the impressive growth of the business. 2021 has been the remarkable

Compensation Discussion and Analysis

48 TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR

culmination of five years of building Triple Flag into a high-quality, emerging senior in the streaming and royalty sector from a standing start. Mr. Usmar's quality leadership and the sustained delivery of the team he has handpicked over the past nearly six years is exemplified by the successful deal-making track record and portfolio performance and quality that has resulted. He plays a leading role in sourcing deal flow and leading transactions with the team in order to convert opportunities cultivated through professional networks into partnerships, which are foundational to Triple Flags distinctive business approach.

Mr. Vanderkooy effectively navigated the team through the complexity of the financial, legal and disclosure requirements of operating a public company. He has demonstrated strong commercial acumen and team-building capabilities. Mr. Dendle's considerable work on the IPO prospectus, due diligence, and roadshow this year, all while supporting the ongoing business development activities and embracing his investor relations responsibilities, has been remarkable and high quality, spanning areas of responsibility typically held by multiple executives in similar organizations. Mr. Bari has transformed the finance function, overseeing the delivery of a level of public disclosure that rivals any of our larger peers, setting the bar high leading up to and following our IPO. Finally, Ms. Board has helped shape and share our Sustainability journey – executing on our commitments and moving us forward. The Compensation & ESG Committee factored in each NEO's expertise, knowledge and skills, engagement and collaboration with others, and ability to drive our competitive edge, including innovation and creativity.

CHANGES TO THE SHORT-TERM INCENTIVE PLAN FOR 2022

For 2022, our first full year as a public company, the discretionary annual bonus will be replaced with a short-term incentive plan designed to incentivize executives, including the NEOs to meet growth, financial and operational objectives while delivering ESG performance. The Compensation & ESG Committee will remain responsible for approving the plan design and awards, following recommendations from the CEO and the other NEOs.

The new STI Plan is a performance-based annual incentive plan that is designed to motivate our executive officers to meet our strategic business and financial objectives, more specifically our annual financial and operational performance targets.

Individual annual incentive payouts will be higher or lower than the target amount depending on the level of achievement of the applicable performance targets and evaluation of individual contributions. In 2022, we will use a framework approach to set both quantitative and qualitative targets at the start of the year against which we will measure our performance at the end of the year. The Board reviews the outcome of the framework and has the opportunity to apply judgment, either positively or negatively, where results are affected by extraordinary circumstances (positive or negative) or factors outside the control of management. The Board has approved a weighting of 75% Company performance combined with 25% Individual performance as the basis for all NEO annual incentives, including the CEO.

In designing the STI plan framework for fiscal 2022 and beyond, the Compensation & ESG Committee, with consultation and guidance from Mercer, considered the general principles for effective incentive plan design, which include:

- Create alignment with the business strategy
- Motivate executives and other employees to drive organizational performance by:
  - Providing a competitive/meaningful reward opportunity
  - Focusing on performance measures that executives can directly influence
  - Setting realistically achievable target goals and meaningful stretch goals
- Reflect the Company's risk posture by aligning payment horizons with risk horizons, and avoiding design features that may drive executives to take undue risks to earn rewards
- Produce reasonable and defensible pay and performance outcomes
- Simple to communicate, understand and implement

Compensation Discussion and Analysis

TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR 49

2022 Short-Term Incentive Plan Framework

The Compensation & ESG Committee has approved the following framework and set objectives aligned to our Company strategy for 2022. The Compensation & ESG Committee has also reviewed and approved the personal objectives of the management team that support the achievement of the Company's objectives and align with the strategy. The STI framework allows for sufficient flexibility to adjust the weightings and objectives annually to ensure alignment while maintaining consistency across the framework.

SHORT-TERM INCENTIVE AWARD FRAMEWORK

Value Driver	Weight	Description	2022 Objectives
Grow Value	30%	Growth in value through deals and organically via the existing portfolio	· execute value added deals: Production, Resource and Value per share growth · deliver growth from existing portfolio: Production and Resource
Outperform	20%	Relative share price performance versus streaming peers and performance against budget & guidance	· outperform peers and benchmarks · perform against guidance
Optimize Portfolio & Risk	15%	Manage portfolio and business risk, maintain effective ERM and ongoing decisions to improve portfolio quality through deals (buy & sell)	· effective risk management program · actively manage asset optimization and reporting · enhance portfolio quality with acquisitions and sales
ESG Leadership	15%	Effective due diligence to avoid negative partnerships, ongoing investment to support ESG goals with partners reporting	· third-party certification of carbon neutrality · engage and partner with counterparties to support licence to operate · secure favorable external ratings
Corporate Priorities	20%	Short and long term ongoing actions with owner-operator mindset to pursue sustained value creation	· talent and firepower to grow value · portfolio optimization while controlling costs · allocating capital effectively including paying an appropriate dividend · maintaining an effective capital structure that limits dilution while growing liquidity

Compensation Discussion and Analysis

50 TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR

LONG-TERM EQUITY INCENTIVE PLANS

Equity awards are granted under the Company's Omnibus Plan and may be in the form of stock options, RSUs and PSUs (collectively, **"Awards"**). The Omnibus Plan was amended in 2021 to permit grants to consultant entities. This amendment did not require shareholder approval in accordance with the terms of the Omnibus Plan.

In 2021, NEOs were granted stock options and RSUs and the Board established target awards for each NEO with reference to applicable benchmarks and performance objectives, as set forth in the table below.

Executive	2021 Target (as a % of salary)	2021 Target ($)
Shaun Usmar, Chief Executive Officer	300%	$ 2,213,801
Sheldon Vanderkooy, Chief Financial Officer	200%	$ 691,663
James Dendle, Vice President, Evaluations & IR[1]	120%	$ 287,196
Eban Bari, Vice President, Finance[2]	100%	$ 167,531
Katy Board, Vice President, Talent & ESG[2]	100%	$ 163,542

[1] Mr. Dendle's LTI target at IPO was 120% and has been increased to 150% in December 2021.

[2] Mr. Bari and Ms. Board's LTI target has been increased to 125% effective January 1, 2022.

In 2021, the Company granted stock options and RSUs to each of the NEOs under the Omnibus Plan in connection with the closing of our IPO. The grants were based on each NEO's long-term incentive target (set forth in the table above) and weighted 80% in stock options and 20% in RSUs. The Company has chosen this allocation of stock options and RSUs for its overall relationship to performance as well as the longer time horizon that stock options provide for, as a newly public company. It is expected that in the future, with a few years of performance history to rely upon, and from which we will be able to set meaningful performance hurdles, we will transition to include a component of performance share units to even further strengthen management's interests with those of shareholders. The "2021 Target" in the above table is the target that was used exclusively to determine the target LTI award granted to NEOs in connection with the IPO. No additional grants of RSUs, PSUs or stock options were awarded to, earned by, or became payable to the NEOs in 2021; the NEOs will only have received the LTI awards in connection with the IPO for their efforts in 2021. The increase to Messrs. Dendle and Bari and Ms. Board's target is relevant for the 2022 compensation year.

The stock options expire seven years after the grant date and have an exercise price equal to the IPO price. The stock options vest as to one-third on each of the first three anniversaries of their grant dates and the RSUs vest in full on the third anniversary of their grant date.

The following table shows the number of stock options and RSUs granted to the NEOs in 2021 in connection with our IPO:

Executive	Stock Options	RSUs
Shaun Usmar, Chief Executive Officer	800,661	36,510
Sheldon Vanderkooy, Chief Financial Officer	250,153	11,407
James Dendle, Vice President, Evaluations & IR	79,460	3,623
Eban Bari, Vice President, Finance	60,591	2,763
Katy Board, Vice President, Talent & ESG	59,148	2,697

Stock Options

The exercise price for stock options is determined by our Board and may not be less than the fair market value of a Common Share (i.e., the closing price of a Common Share on the TSX on the last trading day immediately prior to the applicable date (the **"Market Value"**) on which the stock option is granted). Stock options generally vest 33.33% on each of the first three anniversaries of the grant date.

Stock options must be exercised within a period fixed by our Board that may not exceed seven years from the date of grant, provided that if the expiry date falls during a blackout period, the expiry date will be automatically extended until 10 business days after the end of the blackout period. The Omnibus Plan will also provide for earlier expiration of stock options upon the occurrence of certain events, including the termination of a participant's employment.

To facilitate the payment of the exercise price of the stock options, the Omnibus Plan has a cashless exercise feature (with a full deduction from the number of Common Shares available for issuance under the Omnibus Plan). The cashless exercise feature permits a participant (or his or her personal legal representative in the event of a participant's death) to receive (i) an amount in cash equal to the cash proceeds realized upon the sale of the Common Shares underlying the stock options by a securities dealer in the capital markets, less the aggregate exercise price, any applicable withholding taxes and any transfer costs charged by the securities dealer, (ii) an aggregate number of Common Shares that is equal to the number of Common Shares underlying the stock options, minus the number of Common Shares sold by a securities dealer in the capital markets as required to realize cash proceeds equal to the aggregate exercise price, any applicable withholding taxes and any transfer costs charged by the securities dealer, or (iii) a combination of (i) and (ii).

Compensation Discussion and Analysis

TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR | 51

RSUs and PSUs

The terms and conditions of grants of RSUs (and PSUs), including the quantity, type of award, grant date, vesting conditions, vesting periods, settlement date and other terms and conditions with respect to the awards, are set out in the participant's grant agreement.

In the case of PSUs, the performance-related vesting conditions may include financial or operational performance of the Company, total shareholder return (either absolute or relative or both), individual performance criteria or other criteria as determined by our Board, which are measured over a specified period, generally until the end of the third calendar year from the date of the grant.

Subject to the achievement of the applicable vesting and performance-related conditions (if applicable), on the settlement date of an RSU or PSU, the Company will either, in its sole discretion (i) issue from treasury the number of Common Shares covered by the RSUs or PSUs and related Dividend Share Units (as defined below), or (ii) deliver to the participant an amount in cash (net of applicable withholding taxes) equal to the number of Common Shares covered by the RSUs or PSUs and related Dividend Share Units multiplied by the Market Value as at the settlement date, or (iii) a combination of (i) and (ii).

Dividend Share Units

When dividends (other than stock dividends) are paid on Common Shares, additional share units (**"Dividend Share Units"**) will be automatically credited to each participant who holds RSUs (or PSUs) on the record date for such dividends. The number of Dividend Share Units to be credited to a participant is equal to the aggregate number of RSUs (and PSUs) held by the participant on the relevant record date multiplied by the amount of the dividend paid by the Company on each Common Share, and then divided by the Market Value of the Common Shares on the dividend payment date. Dividend Share Units are in the form of RSUs (or PSUs, as applicable). Dividend Share Units credited to a participant are subject to the same vesting conditions applicable to the related RSUs (or PSUs).

Administration and Eligibility

The Omnibus Plan is administered by our Board, provided that the Board may, in its discretion, delegate its administrative powers under the Omnibus Plan to the Compensation & ESG Committee. Employees and consultants of the Company and its designated affiliates are eligible to participate in the Omnibus Plan. Non-employee directors are not eligible to participate in the Omnibus Plan.

Common Shares Subject to the Omnibus Plan and Participation Limits

The maximum number of Common Shares available for issuance under the Omnibus Plan is 5% of the issued and outstanding Common Shares from time to time, provided that, the maximum number of Common Shares that may be issued pursuant to RSUs and PSUs cannot exceed 4% of the issued and outstanding Common Shares from time to time. Common Shares underlying stock options that have been exercised or disposed of or that have expired or terminated for any reason will become available for subsequent issuance under the Omnibus Plan. Common Shares underlying RSUs and PSUs that have been settled or disposed of or that have expired or terminated for any reason will become available for subsequent issuance under the Omnibus Plan. As a result, the Omnibus Plan is considered an evergreen plan pursuant to the rules of the TSX. The TSX requires that the approval of all unallocated awards under the Omnibus Plan be sought by the Company every three years from a majority of the votes cast by shareholders.

As at December 31, 2021, 1,517,910 Options and 69,217 RSUs had been granted under the Omnibus Plan, representing approximately 1% of the issued and outstanding Common Shares as of that date. As of December 31, 2021, 6,238,798 Common Shares remain available for future issuance under the Omnibus Plan, representing approximately 4% of the issued and outstanding Common Shares as of that date.

No more than 5% of the outstanding Common Shares may be issued under the Omnibus Plan or pursuant to any other security-based compensation arrangements of the Company to any one person. The number of Common Shares that may be (i) issued to insiders of the Company within any one-year period, or (ii) issuable to insiders of the Company at any time, in each case, under the Omnibus Plan alone, or when combined with all of the Company's other security-based compensation arrangements, cannot exceed 10% of the outstanding Common Shares.

Compensation Discussion and Analysis

52 TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR

TREATMENT OF LONG-TERM EQUITY INCENTIVE PLANS ON TERMINATION

Unless otherwise determined by our Board, upon an employee participant's termination of employment, all rights, title and interest in awards granted to the participant under the Omnibus Plan that are vested or unvested on the termination date will be handled according to the following table:

Termination Event	RSUs	PSUs	Stock Options
Voluntary Termination			
Resignation	Forfeit unvested	Forfeit unvested	· Forfeit unvested · 60 days to exercise vested
Death	Accelerated vesting	If 12 or more months through performance period, vest based on performance to date; if less than 12 months through performance period, vest based on target performance	· Accelerated vesting of unvested · 1 year to exercise vested
Retirement/Disability	Continued vesting over remaining vesting period	Continued vesting over remaining vesting period	· Continued vesting over remaining vesting period
Involuntary Termination			
Not for Cause	Vest through applicable severance period, then forfeit thereafter	If 18 or more months through performance period at termination date, vest based on performance to end of applicable severance period; if less than 18 months through performance period at termination date, forfeit unvested	· Vest through applicable severance period, then forfeit thereafter · 90 days to exercise vested
For Cause	Forfeit unvested	Forfeit unvested	· Forfeit unvested · 30 days to exercise vested
Change of Control[1] & Termination/Good Reason (double-trigger)	Accelerated vesting	If 12 or more months through performance period, vest based on performance to date; if less than 12 months through performance period, vest based on target performance	· Accelerated vesting of unvested · 1 year to exercise vested

[1] Eligible if termination without cause or resignation for good reason occurs within 12 months following the change of control.

Compensation Discussion and Analysis

TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR 53

Unless otherwise determined by our Board, (i) if a consultant participant's service is terminated for cause, all awards held by the participant on the participant's termination date, whether vested or unvested, will automatically terminate and be of no further force or effect, and (ii) if a consultant participant's service is terminated for any other reason, (a) all unvested awards held by the participant on the participant's termination date will automatically terminate and be of no further force or effect, and (b) the consultant participant will have 60 days or such shorter period as is remaining in the term of the vested stock options to exercise any vested stock options.

CHANGES OF CONTROL

In the event of a change of control, the surviving, successor or acquiring entity may assume any outstanding awards or substitute similar awards for the outstanding awards, as applicable. If the surviving, successor or acquiring entity does not assume the outstanding awards or substitute similar awards for the outstanding awards, as applicable, or if the Board otherwise determines in its discretion, the Company will give written notice to all participants advising that the Omnibus Plan will be terminated effective immediately prior to the change of control and all stock options and RSUs (and related Dividend Share Units) and a specified number of PSUs (and related Dividend Share Units) will be deemed to be vested and, unless otherwise exercised, settled, forfeited or cancelled prior to the termination of the Omnibus Plan, will expire or, with respect to RSUs and PSUs, be settled, immediately prior to the termination of the Omnibus Plan. The number of PSUs which will be deemed to be vested will be determined by the Board, in its sole discretion, having regard to the level of achievement of the applicable performance vesting conditions prior to the change of control.

In the event of a change of control, the Board has the power to: (i) make such other changes to the terms of the awards as it considers fair and appropriate in the circumstances, provided such changes are not adverse to the participants; (ii) otherwise modify the terms of the awards to assist the participants to tender into a takeover bid or other arrangement leading to a change of control, and thereafter; and (iii) terminate, conditionally or otherwise, the awards not exercised or settled, as applicable, following successful completion of such change of control. If the change of control is not completed within the specified time (as the same may be extended), the awards which vest will be returned by the Company to the participant and, if exercised or settled, as applicable, the Common Shares issued on such exercise or settlement will be reinstated as authorized but unissued Common Shares and the original terms applicable to such awards will be reinstated.

ADJUSTMENTS

In the event of any stock dividend, stock split, combination or exchange of shares, merger, amalgamation, arrangement, consolidation, spin-off or other distribution (other than normal cash dividends) of the Company's assets to shareholders, or any other change in the capital of the Company affecting Common Shares (collectively, "Adjustment Events"), our Board will make such proportionate adjustments, if any, as it deems appropriate to reflect such change with respect to the number or kind of securities subject to outstanding awards, the exercise price of outstanding stock options and the number of RSUs or PSUs credited to a participant, in order to preserve proportionately the rights and obligations of the participants under the Omnibus Plan.

AMENDMENT AND TERMINATION

Our Board is able to amend, suspend or terminate the Omnibus Plan or any award, subject to applicable law and stock exchange rules that requires the approval of shareholders or any governmental or regulatory body, provided that no such action may be taken that materially adversely alters or impairs any rights of a participant under any award previously granted without the consent of such affected participant.

Our Board is able to make certain amendments to the Omnibus Plan or to any award outstanding thereunder without seeking shareholder approval, including housekeeping amendments, amendments to comply with applicable law or stock exchange rules, amendments necessary to receive favorable treatment under applicable tax laws, amendments to reduce or restrict participation or amendments to the vesting, termination or early termination provisions of the Omnibus Plan. The following types of amendments will not be able to be made without obtaining shareholder approval:

- increasing the number of Common Shares available for issuance under the Omnibus Plan;
- increasing the length of the period after a blackout period during which stock options may be exercised;
- causing the exercise price of a stock option to be below Market Value on the grant date;
- permitting the introduction or reintroduction of non-employee directors as eligible participants on a discretionary basis or any amendment that increases the limits previously imposed on non-employee director participation;
- removing or exceeding the insider participation limit specified under "Common Shares Subject to the Omnibus Plan and Participation Limits";
- reducing the exercise price of a stock option or allowing for the cancellation and reissuance of a stock option, which would be considered a repricing under the rules of the TSX, except, in each case, pursuant to an Adjustment Event;

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54 TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR

- extending the expiry date of an award, except for an automatic extension of an award that expires during or shortly following a blackout period;
- permitting awards to be transferred or assigned other than for normal estate settlement purposes;
- deleting or reducing the range of amendments which require approval by shareholders under the amendment provision of the Omnibus Plan; and
- any other amendment required to be approved by security holders under applicable law or the rules, regulations and policies of the TSX or any other stock exchange on which the Common Shares are listed.

ASSIGNMENT

Except as required by law, the rights of a participant under the Omnibus Plan are not transferable or assignable.

BURN RATE

The annual burn rate for each security-based compensation arrangement for the most recently completed financial year, expressed as a percentage and calculated by dividing the number of awards granted during the financial year by the weighted average number of Shares outstanding for the financial year, is set forth in the following table:

Burn Rate	2021 (%)
Number of RSUs and Options granted / Weighted average number of Shares outstanding at year end	1%

BENEFIT PLANS

The Company provides its executive officers, including the NEOs, with a health care spending account, life, short-term and long-term disability, health (including medical and prescription drug coverage), and travel insurance coverage on the same basis as other employees of the Company. The Company offers these benefits consistent with local market practice. The Company also requires its executive officers to undergo mandatory, partially funded executive medical examinations to ensure the health and well-being of our executives and the sustainability of the Company.

RETIREMENT PLANS

The Company does not currently set aside any amounts for pension or other retirement benefits.

PERQUISITES

The Company does not offer significant perquisites as part of the compensation program.

EXECUTIVE SHARE OWNERSHIP GUIDELINES

The Company has established executive share ownership guidelines to align the interests of our NEOs with those of the Company's shareholders and mitigate against the likelihood of undue risk taking. The executive share ownership guidelines establish minimum equity ownership levels for our NEOs based on a multiple of their base salary and their level of seniority.

NEOs are expected to meet the prescribed ownership levels within five years of the later of our IPO and the date of their appointment to an NEO position. The equity ownership interest may be satisfied through the value of (i) Common Shares, (ii) vested and unvested RSUs and such other equity-based incentives as determined by the Board from time to time, (iii) the Common Shares received from Co-Invest LP in consideration for the redemption of the Series B Units prior to the one-year anniversary of the date of the IPO, and (iv) prior to redemption in accordance with the terms of the shareholders agreement of Co-Invest Luxco, the vested and unvested Common Shares underlying any Luxco Class B shares of Co-Invest Luxco, in each case, held directly or indirectly by the NEO.

The following table shows the ownership guidelines for the NEOs and their current ownership levels, illustrated as multiples of base salary:

Executive	Base Salary Multiple	Current Ownership Multiple
Shaun Usmar, Chief Executive Officer	10x	40.88
Sheldon Vanderkooy, Chief Financial Officer	5x	56.68
James Dendle, Vice President, Evaluations & IR	2x	29.87
Eban Bari, Vice President, Finance	2x	18.52
Katy Board, Vice President, Talent & ESG	2x	10.10

If an NEO has not achieved the minimum equity investment under the executive share ownership guidelines, within the prescribed time allotment, at the time any stock options are being exercised, the NEO must continue to hold at least 50% or the lesser number of the Common Shares issuable upon the exercise as required to achieve the minimum equity ownership requirements, or in the event of the vesting of RSUs or PSUs, at least 50% or the lesser amount from the proceeds from the settlement of the awards must be applied to the purchase of Common Shares on the open market to achieve the minimum equity ownership requirements.

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COMPENSATION RECOVERY POLICY

The Company has adopted a compensation recovery policy (**"Clawback Policy"**), relating to annual bonus payments and other incentive compensation paid to executives, including the NEOs. The Clawback Policy may be triggered if an executive engages in fraud, theft, embezzlement or other similar intentional and serious misconduct that results in the need to restate the Company's financial statements where the individual received an award calculated on the basis of those financial statements and the award received would have been lower had the financial statements been properly reported. The Clawback Policy requires that when the recovery is triggered, the executive must repay the excess annual bonus payments and incentive payments received.

SUMMARY COMPENSATION TABLE

The following table sets out information concerning the fiscal 2021 compensation earned by, paid to, or awarded to the NEOs, denoted in USD.

Name	Year	Base Salary[1]	Share-based Awards[2]	Option-based Awards[2]	Annual Incentive Plans[3]	Total[4]
Shaun Usmar Chief Executive Officer	2021	$ 1,055,461	$ 442,760	$ 1,771,041	$ 581,123	$ 3,850,386
Sheldon Vanderkooy Chief Financial Officer	2021	$ 345,832	$ 138,333	$ 553,331	$ 484,164	$ 1,521,659
James Dendle VP, Evaluations & IR	2021	$ 239,330	$ 43,941	$ 175,764	$ 239,330	$ 698,365
Eban Bari VP, Finance	2021	$ 167,531	$ 33,506	$ 134,025	$ 184,284	$ 519,346
Katy Board VP, Talent & ESG	2021	$ 163,542	$ 32,708	$ 130,834	$ 163,542	$ 490,626

Notes:

1 None of the NEOs are entitled to perquisites or other personal benefits which, in aggregate, are worth over $50,000 or over 10% of their base salary. Additionally, Mr. Usmar's salary represents the amount received based on the salary rates in effect prior to and following the IPO. Mr. Dendle's salary was raised in 2021 to reflect the broader scope of his role and market competitiveness.

2 All NEOs received an initial equity-based grant in 2021 as part of the IPO. Prior to that the Company had not previously established a long-term equity incentive plan as part of its executive compensation program and no grants were awarded. The grant date fair value of the RSUs was calculated using the IPO price of a Common Share, being US$13.00 per Common Share. The grant date fair value of the options was obtained by multiplying the number of options granted by their value established according to the Black Scholes model, with a US$13.00 exercise price.

3 Represents discretionary annual bonuses paid by the Company to the respective NEOs in respect of 2021. The employment agreement in place for Mr. Usmar prior to the IPO did not include eligibility for a discretionary annual bonus; his 2021 bonus award was pro-rated accordingly.

4 Compensation in respect of the NEOs is determined (except in the case of Mr. Usmar whose base salary was determined in USD prior to the initial public offering) and paid in CAD and converted to USD for reporting purposes using the Bank of Canada daily average exchange rate. The rate used for currency exchange into USD is the Bank of Canada daily average rate for the relevant year, being C$1.2535=$1.00 for 2021.

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OUTSTANDING SHARE-BASED AWARDS AND OPTION-BASED AWARDS

The following table sets forth for each Named Executive Officer all awards outstanding at the end of 2021; denoted in USD; no awards were granted prior to 2021.

	Option-based Awards				Share-based Awards		
Name	Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Value of Unexercised In-the-money Options	Number of Shares or Units of Shares that Have Not Vested	Market or Payout Value of Share-based Awards that Have Not Vested	Market or Payout Value of Vested Share-based Awards Not Paid Out or Distributed
Shaun Usmar	800,661	$ 13.00	May 26, 2028	Nil	36,510	$ 446,519	Nil
Sheldon Vanderkooy	250,153	$ 13.00	May 26, 2028	Nil	11,407	$ 139,507	Nil
James Dendle	79,460	$ 13.00	May 26, 2028	Nil	3,623	$ 44,314	Nil
Eban Bari	60,591	$ 13.00	May 26, 2028	Nil	2,763	$ 33,791	Nil
Katy Board	59,148	$ 13.00	May 26, 2028	Nil	2,697	$ 32,986	Nil

INCENTIVE PLAN AWARDS – VALUE VESTED OR EARNED DURING THE YEAR

The following table sets forth details of the value vested or earned during 2021 for each incentive plan award, denoted in USD.

Name	Option-based Awards – Value Vested During the Year	Share-based Awards – Value Vested During the Year	Non-equity Incentive Plan Compensation – Value Earned During the Year ($US)
Shaun Usmar	Nil	Nil	$ 581,123
Sheldon Vanderkooy	Nil	Nil	$ 484,164
James Dendle	Nil	Nil	$ 239,330
Eban Bari	Nil	Nil	$ 184,284
Katy Board	Nil	Nil	$ 163,542

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NEO EMPLOYMENT AGREEMENTS

Shaun Usmar, Chief Executive Officer, Sheldon Vanderkooy, Chief Financial Officer, James Dendle, Vice President, Evaluations & Investor Relations, Eban Bari, Vice President, Finance and Katy Board, Vice President, Talent & ESG

Each of Messrs. Usmar, Vanderkooy, Dendle and Bari and Ms. Board has entered into an employment agreement that provides for base salary, a discretionary annual cash performance incentive, benefits and participation in the Omnibus Plan.

The employment agreements with Messrs. Usmar, Vanderkooy, Dendle and Bari and Ms. Board specify the amounts or benefits payable, including severance, if employment were to be terminated. In the event that employment is terminated without cause, each of Messrs. Usmar, Vanderkooy, Dendle and Bari and Ms. Board are entitled to receive (i) the NEO's accrued compensation to the date of termination, (ii) pay in lieu of notice and severance pay calculated as the number of months in the Severance Period (as defined below) multiplied by the sum of (a) 1/12th of the NEO's annual salary at the rate in effect as at the termination date, and (b) 1/12th of the NEO's target bonus in effect as at the termination date, (iii) a pro-rated target bonus amount in respect of the year in which the termination occurred, and (iv) subject to plan terms, continued participation in the group benefit plans for four months following the termination date and a one-time lump sum payment equal to the aggregate premium that would be incurred by the Company to maintain any benefits that cannot be continued for such four-month period (including life, disability, accidental death and dismemberment and travel accident insurance coverage). Any such termination payments and benefits that are in excess of the minimum requirements under applicable employment standards legislation are conditional on the NEO signing a full and final release of claims in favor of the Company (see "Termination and Change of Control Benefits" below for further details).

The "Severance Period" is defined in Messrs. Usmar and Vanderkooy's employment agreements as 12 months plus two months or one month, respectively, per year of service, up to an aggregate maximum of 24 months or 18 months, respectively. However, in the event the NEO's employment is terminated without cause or the NEO resigns for good reason, in each case, within 12 months following a change of control of the Company, the Severance Period will be 24 or 18 months, respectively.

The "Severance Period" is defined in Messrs. Dendle and Bari and Ms. Board's employment agreements as six months plus one month per year of service, up to an aggregate maximum of 12 months. However, in the event the NEO's employment is terminated without cause or the NEO resigns for good reason, in each case, within 12 months following a change of control of the Company, the Severance Period will be 12 months.

In addition to their accrued compensation to the date of termination, each of the NEOs is also entitled to receive a pro-rated target bonus amount in respect of the year in which the termination occurred in the event of a termination due to retirement, death or the occurrence of a disability.

Any outstanding equity-based or other long-term awards held by the NEO, including under the Omnibus Plan, shall be treated in accordance with the terms of the applicable plan and award agreements (see "Components of Compensation – Long-term Equity Incentive Plan" above for further details).

Messrs. Usmar, Vanderkooy, Dendle and Bari and Ms. Board's employment agreements also contain customary confidentiality and non-disparagement covenants and certain restrictive covenants that will continue to apply following the termination of employment, including non-competition and non-solicitation provisions which are in effect during employment and for the 12 months following the termination of employment.

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TERMINATION AND CHANGE OF CONTROL BENEFITS

For a summary of the termination and change of control benefits provided under the Omnibus Plan, please refer to the "Components of Compensation – Long-term Equity Incentive Plan" section above.

The table below summarizes the termination and change of control benefits provided under the NEOs' employment agreements:

Termination Event	Severance	Bonus	Benefits
Voluntary Termination			
Resignation	None	None	None
Death	None	Pro-rata stub bonus for current year to termination date	2 months
Retirement/Disability	None/Per LTD plan (at least minimum statutory requirements)	Pro-rata stub bonus for current year to termination date	None/per LTD plan
Involuntary Termination			
Not for Cause	· CEO: 12 months + 2 months/year of service (max 24 months) · CFO: 12 months + 1 month/year of service (max 18 months) · VP: 6 months + 1 month/year of service (max 12 months)	Target bonus opportunity divided by 12, then multiplied by the number of months in the severance period, plus pro-rata stub bonus for current year to termination date	4 months
For Cause	None	None	None
Change of Control[1] & Termination Without Cause/ Good Reason (double-trigger)	· CEO: 24 months · CFO: 18 months · VP: 12 months	Target bonus opportunity divided by 12, then multiplied by the number of months in the severance period, plus pro-rata stub bonus for current year to termination date	4 months

[1] Eligible if termination without cause or resignation for good reason occurs within 12 months following the change of control.

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The following table sets forth the estimated incremental payments (using each NEO's base salary and annual incentive plan target, which are disclosed in the Summary Compensation Table and the Short-term Incentive Plan sections of this Circular) and benefits that the NEOs would have received if (i) the NEO was terminated without cause, (ii) the NEO was terminated without cause or resigned with good reason within 12 months following a change of control, (iii) the NEO resigns from the Company voluntarily, (iv) the NEO retires or becomes disabled and unable to continue in their capacity as an executive or (v) the NEO passes away, in each case, had the termination occurred December 31, 2021. The rate used for currency exchange is the Bank of Canada daily average rate for the relevant year: C$1.12535=US$1.00 for 2021.

Executive	Termination Event	Severance & Bonus	Equity[1]	Other Payments[2]	Total
Shaun Usmar Chief Executive Officer	Not for Cause[3]	$ 2,831,400	$ –	$ 1,596	$ 2,832,995
	Change of Control	3,668,146	438,120	1,596	4,107,861
	Resignation	–	–	–	–
	Retirement/Disability[4]	–	–	–	438,120
	Death	–	438,120	798	438,918
Sheldon Vanderkooy Chief Financial Officer	Not for Cause[3]	$ 1,276,616	$ –	$ 1,596	$ 1,278,212
	Change of Control	1,296,869	136,884	1,596	1,435,348
	Resignation	–	–	–	–
	Retirement/Disability[4]	–	–	–	136,884
	Death	–	136,884	798	137,682
James Dendle Vice President, Evaluations & Investor Relations	Not for Cause[3]	$ 550,609	$ –	$ 1,596	$ 552,205
	Change of Control	598,325	43,476	1,596	643,396
	Resignation	–	–	–	–
	Retirement/Disability[4]	–	–	–	43,476
	Death	–	43,476	798	44,274
Eban Bari Vice President, Finance	Not for Cause[3]	$ 289,794	$ –	$ 1,596	$ 291,390
	Change of Control	335,062	33,156	1,596	369,813
	Resignation	–	–	–	–
	Retirement/Disability[4]	–	–	–	33,156
	Death	–	33,156	798	33,954
Katy Board Vice-President, Talent & ESG	Not for Cause[3]	$ 319,579	$ –	$ 1,596	$ 321,175
	Change of Control	327,084	32,364	1,596	361,044
	Resignation	–	–	–	–
	Retirement/Disability[4]	–	–	–	32,364
	Death	–	32,364	798	33,162

All incremental payments in connection with an NEO's termination event would be paid out in C$ and amounts in this table have been converted to USD.

1 Includes stock options and RSUs previously awarded to the NEOs. As at December 31, 2021 all stock options were out-of-the-money and are deemed to have $0 present value for the purposes of this table.

2 Includes extended medical benefit premiums, where applicable.

3 Includes $0 equity value as RSUs remain outstanding and continue to vest in the ordinary course through the applicable severance period. There is no accelerated vesting in connection with this termination event.

4 Includes $0 equity value as RSUs remain outstanding and continue to vest according to the normal vesting schedule. There is no accelerated vesting in connection with this termination event.

Compensation Discussion and Analysis

60 TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR

REPORT ON DIRECTOR COMPENSATION AND EQUITY OWNERSHIP

INTRODUCTION

The following discussion outlines the significant elements of the compensation program for the Company's Non-Executive Directors. The CEO and Mr. Cicirelli do not receive any additional compensation for their roles on the Board. The compensation of the Non-Executive Directors is designed to attract and retain committed and qualified directors and to align their compensation with the long-term interests of our shareholders.

DIRECTOR COMPENSATION

Our Board, on the recommendation of our Compensation & ESG Committee, is responsible for reviewing and approving any changes to the Non-Executive Directors' compensation arrangements. In consideration for serving on our Board, each Non-Executive Director receives an annual retainer paid in a combination of cash (prorated for 2021) and deferred share units (**"DSUs"**). Non-Executive Directors also have the ability to elect to take their annual cash retainer in DSUs. All directors are reimbursed for their reasonable out-of-pocket expenses incurred while serving as directors. In addition, in lieu of meeting fees, Triple Flag offers a quarterly charitable donation of $1,500 per director. In 2021, Triple Flag donated to a number of charitable causes at the behest of the Directors; these included Doctors without Borders, Toronto Sick Kids Hospital, Big Life Foundation, Children's Wish Foundation of Canada, Canadian Mental Health Association and The Walrus (a non-profit, independent Canadian news magazine).

The chart below outlines the compensation program for our Non-Executive Directors. All values are in USD.

Board Role	Annual Cash Retainer	Annual DSU Grant	Additional Chair Fee	Annual Donation to Charitable Cause of their Choosing
Board Member	$ 40,000	$ 160,000		$ 6,000
Chair of the Board	$ 40,000	$ 260,000		
Audit Committee Chair			$ 25,000	
Compensation & ESG Committee Chair			$ 25,000	

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DEFERRED SHARE UNIT PLAN

As part of their annual retainer, Non-Executive Directors may, at the direction of the Board, be granted DSUs under the Director Deferred Share Unit Plan (the **"DSU Plan"**). To ensure alignment between our shareholders and the Board, each Non-Executive Director was awarded an initial DSU grant at the time of our IPO.

The DSU Plan also allows our Non-Executive Directors to elect to take all or a portion of their annual cash retainer in the form of DSUs. Each director wishing to make an election to receive all or a portion of his or her annual cash retainer in DSUs must do so no later than the end of the calendar year preceding the year in which the election is to apply. Once share ownership guidelines are achieved, the DSU Plan also allows our Non-Executive Directors to elect to take a portion of his or her annual DSU grant in the form of cash (subject to a minimum annual DSU award). Each director wishing to make an election to receive a portion of his or her annual DSU grant in cash must do so by no later than the end of the calendar year preceding the year in which the election is to apply.

A DSU is a unit, equivalent in value to a Common Share, credited by a bookkeeping entry in the books of the Company, to an account in the name of the director. When cash dividends are paid on Common Shares, additional DSUs will automatically be granted to each director who holds DSUs on the record date for the dividends. When an eligible director no longer holds a position with the Company and its related entities, the director will receive a payment in cash at the fair market value of the Common Shares represented by his or her DSUs on the director's elected redemption date. Each director's elected redemption date (up to 4) will not be earlier than the date the director ceases to hold all positions with the Company and its related entities and will not be later than December 15 of the year following the year in which the director ceases to hold all positions with the Company and its related entities.

DIRECTOR SHARE OWNERSHIP GUIDELINES

We have established share ownership guidelines for Non-Executive Directors to align their interests with those of our shareholders and mitigate against the likelihood of undue risk taking. The ownership guidelines establish minimum equity ownership levels for each Non-Executive Director based on a multiple of their annual cash retainer, which is currently set at 10 times their annual cash retainer. Directors are expected to meet the prescribed ownership levels within five years of the later of (i) completion of the IPO and (ii) the date of their appointment to the Board. Common Shares and the value of DSUs and other equity-based awards are included in determining an individual's equity ownership value.

Director Compensation

The following table sets out information concerning the fiscal 2021 compensation earned by, paid to, or awarded to the Board of Directors.

Name	Fees Earned[1]	Share-based Awards[2]	Option-based Awards	Non-equity Incentive Plan Compensation	Pension Value	All Other Compensation	Total
Dawn Whittaker	$ 30,000	$ 260,000	–	–	–	–	$ 290,000
Susan Allen	$ 55,000	$ 160,000	–	–	–	–	$ 215,000
Sir Michael "Mick" Davis	$ 55,000	$ 160,000	–	–	–	–	$ 215,000
Timothy Baker	$ 30,000	$ 160,000	–	–	–	–	$ 190,000
Mark Cicirelli[3]	NA	NA	NA	NA	NA	NA	NA
Peter O'Hagan	$ 30,000	$ 160,000	–	–	–	–	$ 190,000
Shaun Usmar[3]	NA	NA	NA	NA	NA	NA	NA

[1] Cash retainer paid to the directors in USD.

[2] Represents DSUs credited in 2021 with a vesting date of December 31, 2021.

[3] Non-Independent directors are not eligible for Director compensation. For more information about Mr. Usmar's compensation, please refer to the NEO Summary Compensation Table.

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62 TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR

Outstanding Share-Based Awards

The following grants of DSUs were awarded to the Non-Executive Directors under the DSU Plan in respect of their Annual DSU Grant and for the Chair of the Board, the Additional Chair Fee, in USD, in connection with our IPO. All such DSUs vested on December 31, 2021.

Name	Number of DSUs	Market or Payout Value of Share-based Awards that Have Not Vested	Market or Payout Value of Vested Share-based Awards Not Paid Out or Distributed[1]
Dawn Whittaker	21,000	–	$ 252,000
Susan Allen	12,923	–	$ 155,076
Sir Michael "Mick" Davis	12,923	–	$ 155,076
Timothy Baker	12,923	–	$ 155,076
Peter O'Hagan	12,923	–	$ 155,076

[1] The value of the DSUs is calculated based on the closing price of a Common Share on December 31, 2021, being $12.00.

Beginning in fiscal 2022, the Non-Executive Directors will be granted fully-vested DSUs under the DSU Plan in respect of their Annual DSU Grant and for the Chair of the Board, the Additional Chair Fee, on a quarterly basis in arrears. None of our Non-Executive Directors currently hold any option-based awards.

Incentive Plan Awards Value Vested or Earned During the Year

The following table sets out, for each of our Non-Executive Directors, the value of the share-based awards that vested in accordance with their terms during fiscal 2021, in USD.

Name	Principal Position	Share-based Awards – Vested During the Year
Dawn Whittaker	Board Chair	$ 252,000
Susan Allen	Audit Committee Chair	$ 155,076
Sir Michael "Mick" Davis	Compensation & ESG Committee Chair	$ 155,076
Timothy Baker	Board Member	$ 155,076
Peter O'Hagan	Board Member	$ 155,076

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OTHER INFORMATION

DIRECTOR AND OFFICER LIABILITY INSURANCE

Our and our subsidiaries' directors and officers are covered under our existing directors' and officers' liability insurance. Under this insurance coverage, we and our subsidiaries will be reimbursed for insured claims where payments have been made under indemnity provisions on behalf of our and our subsidiaries' directors and officers, subject to a deductible for each loss, which will be paid by us. Our and our subsidiaries' individual directors and officers will also be reimbursed for insured claims arising during the performance of their duties for which they are not indemnified by us or our subsidiaries. Excluded from insurance coverage are illegal acts, acts which result in personal profit and certain other acts.

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

Management of the Company is not aware of a material interest, direct or indirect, of any director or officer of the Company, any director or officer of a body corporate that is itself an insider or subsidiary of the Company, any proposed nominee for election as a director of the Company, any principal shareholder, or any associate or affiliate of any such person, in any transaction since the commencement of the Company's most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries.

INTERESTS OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

Except as otherwise disclosed, management of the Company is not aware of a material interest, direct or indirect, by way of beneficial ownership of Common Shares or otherwise, of any director or officer of the Company at any time since the beginning of the Company's last financial year, of any proposed nominee for election as a director of the Company, or of any associate or affiliate of any such person, in any matter to be acted upon at the Meeting other than the election of directors.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

None of our, or our subsidiaries', directors, executive officers, employees, former directors, former executive officers or former employees and none of their associates is or has within 30 days before the date of this Circular or at any time since the beginning of the most recently completed financial year been indebted to us or any of our subsidiaries or another entity whose indebtedness is subject to a guarantee, support agreement or letter of credit or other similar agreement or understanding provided by us or any of our subsidiaries.

CORPORATE CEASE TRADE ORDERS

None of the directors or executive officers of the Company is, as at the date of this Circular, or has been within the 10 years before the date of this Circular, a director, chief executive officer or chief financial officer of any company (including the Company) that (a) was subject to an order that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer, or (b) was subject to an order that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer. For the purposes of this paragraph, "order" means a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, in each case, that was in effect for a period of more than 30 consecutive days.

BANKRUPTCIES

Other than as set out below, none of the directors or executive officers of the Company, nor, to the Company's knowledge, any shareholder holding a sufficient number of securities to affect materially the control of the Company, has, within the 10 years prior to the date of this Circular (a) been a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets, or (b) become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold its assets.

Other Information

64 TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR

Susan Allen served as a director of A Brand Company, Inc. ("**Brand Company**"), a privately held U.S. promotions and marketing firm, from March 2016 to June 2020, at which time it completed a sale of its U.S. assets. Ms. Allen also served as a director of BrandAlliance, Inc., a Canadian Brand Company subsidiary whose assets were not included in the sale, from February 2018 until her resignation on June 1, 2020. On June 1, 2020, BrandAlliance, Inc. filed for bankruptcy under the *Bankruptcy and Insolvency Act* (Canada) and a receiver was appointed.

PENALTIES OR SANCTIONS

None of the directors or executive officers of the Company, nor, to the Company's knowledge, any shareholder holding a sufficient number of securities to affect materially the control of the Company, has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor making an investment decision.

CONFLICTS OF INTEREST

To the Company's knowledge, there are no existing potential conflicts of interest among the Company or its subsidiaries and the directors or officers of the Company or its subsidiaries as a result of their outside business interests as at the date of this Circular. The Principal Shareholders together directly or indirectly, own or control approximately 85% of the issued and outstanding Common Shares. Certain members of our Board are also members of the boards of directors or executive officers of other public companies. Our Board has not adopted a director interlock policy but will keep informed of other public directorships held by its members (see "Director Profiles"). Accordingly, conflicts of interest may arise which could influence these persons in evaluating possible acquisitions or in generally acting on behalf of the Company.

The Company's directors and officers are required by law to act honestly and in good faith with a view to the best interests of the Company and are also required to comply with the conflict of interest provisions of the CBCA. A director who has a material interest in a matter before our Board or any committee on which he or she serves is required to disclose such interest as soon as the director becomes aware of it. In situations where a director has a material interest in a matter to be considered by our Board or any committee on which he or she serves, such director may be required to recuse himself or herself from the meeting while discussions and voting with respect to the matter are taking place. The contract or transaction resulting from the matter is not invalid, and the director is not accountable to the Company or its shareholders for any profits realized from the contract or transaction, because of the director's interest in the contract or transaction or because the director was present or was counted to determine whether a quorum existed at the meeting of directors that considered the contract or transaction, if the interest was properly disclosed as detailed above, the directors approved the contract or transaction, and the contract or transaction was reasonable and fair to the Company when it was approved. In appropriate cases, the Company will establish a special committee of independent directors to review a matter in which several directors, or management, may have a conflict of interest.

The directors and officers of the Company have been advised of their obligations to act at all times in good faith and in the interest of the Company and to disclose any conflicts to the Company if and when they arise. Further, our directors and executive officers are prohibited from purchasing financial instruments designed to hedge or offset a decrease in the market value of our Common Shares.

NORMAL COURSE ISSUER BID

In October 2021, the Company established a NCIB program. A copy of the Company's Notice of Intention to make a NCIB, which has been filed with the TSX, can be obtained by the shareholders, without charge, by contacting the Company. Under the program, the Company may acquire up to 2,000,000 Common Shares from time to time in accordance with the NCIB procedures of the TSX. Repurchases under the NCIB program are authorized until October 13, 2022. Daily purchases will be limited to 8,218 Common Shares, representing 25% of the average daily trading volume of the Common Shares on the TSX for the period from May 20, 2021 to October 5, 2021 (being 32,872 Common Shares), except where purchases are made in accordance with the "block purchase exemption" of the TSX rules. All Common Shares that are repurchased by the Company under the NCIB program will be cancelled. As at March 30, 2022, the Company had purchased 174,568 Common Shares under the NCIB for $1.9 million.

In December 2021, the Company established an Automatic Share Purchase Plan (**"ASPP"**) with the designated broker responsible for the NCIB program. The ASPP is intended to allow for the purchase of our Common Shares under the NCIB program at times when we would ordinarily not be permitted to purchase our Common Shares due to regulatory restrictions and customary self-imposed blackout periods. Pursuant to the ASPP, prior to entering into a blackout period, the Company may instruct the designated broker to make purchases under the NCIB in accordance with the terms of the ASPP. Such purchases will be made by the designated broker in its sole discretion based on parameters established by us prior to the blackout period in accordance with the rules of the TSX, applicable securities laws and the terms of the ASPP.

Other Information

TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR 65

NON-IFRS FINANCIAL MEASURES

Certain financial measures discussed in this Circular, such as GEOs, Adjusted EBITDA, Adjusted Net Income and Free cash flow, are non-IFRS financial measures. For more information on the Company's use of non-IFRS financial measures and detailed reconciliations to the most directly comparable IFRS measures, please see the "Non-IFRS Financial Performance Measures – Gold Equivalent Ounces ("GEOS")", "Non-IFRS Financial Performance Measures – Adjusted Net Earnings (Loss) and Adjusted Net Earnings (Loss) per Share", "Non-IFRS Financial Performance Measures – Adjusted EBITDA" and "Non-IFRS Financial Performance Measures – Free Cash Flow" sections included in the Management's Discussion & Analysis of the Company's 2021 Annual Report which is available on our SEDAR profile at www.sedar.com, which disclosures are incorporated by reference herein. These measures do not have a standardized meaning prescribed by IFRS and therefore they may not be comparable to similarly titled measures presented by other publicly traded companies, and they should not be construed as an alternative to other financial measures determined in accordance with IFRS.

ADDITIONAL INFORMATION

The Company is a reporting issuer under the applicable legislation of all of the provinces and territories of Canada and is required to file consolidated financial statements and information circulars with the various securities commissions or similar regulatory authority in each of the provinces and territories of Canada. The Company has filed its AIF which, among other things, contains all of the disclosure required by Form 52-110F1 under National Instrument 52-110 – Audit Committees.

Copies of the Company's latest AIF, the Company's 2021 Annual Report and this Circular can be obtained upon request from the Vice President, Evaluations & Investor Relations of the Company at 4535-161 Bay Street, Toronto, Ontario M5J 2S1.

Financial information is provided in the Company's audited consolidated financial statements and management's discussion and analysis for its most recently completed financial year. Additional information about or relating to the Company can also be found at www.tripleflagpm.com and www.sedar.com or by dialing in for regularly scheduled conference calls.

CONTACTING THE BOARD OF DIRECTORS

Shareholders, employees and other interested parties may communicate directly with the Board through the Chair of the Board by writing to:

Chair of the Board
c/o Chief Financial Officer
Triple Flag Precious Metals Corp
4535-161 Bay Street
Toronto, ON
M5J 2S1

Shareholders may also contact the Chair with any proposals for director nominees.

BOARD APPROVAL

The contents and sending of this Circular to shareholders entitled to receive notice of the Meeting, to each director, to the external auditor of the Company and to the appropriate government agencies have been approved by the Board.

Sheldon Vanderkooy
Chief Financial Officer

Dated in Toronto, Ontario
March 30, 2022

Other Information

66 TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR

APPENDIX A
BOARD OF DIRECTORS MANDATE

MANDATE OF THE BOARD OF DIRECTORS (THE "MANDATE")

1. INTRODUCTION

The members of the board of directors (respectively, the **"Directors"** and the **"Board"**) ofTriple Flag Precious Metals Corp. (the **"Company"**) are elected by the shareholders of the Company and are responsible for the stewardship of the Company. The purpose of this Mandate is to describe the principal duties and responsibilities of the Board, as well as some of the policies and procedures that apply to the Board in discharging its duties and responsibilities.

Certain aspects of the composition and organization of the Board are prescribed and/or governed by the *Canada Business Corporations Act* and the constating documents of the Company, and applicable agreements, including the investor rights agreement between the Company and its principal shareholders (the **"Investor Rights Agreement"**). Certain of the provisions of the Mandate may be modified or superseded by the provisions of the Investor Rights Agreement. In the event of a conflict between this Mandate and the Investor Rights Agreement, the Investor Rights Agreement shall prevail.

2. ROLE AND RESPONSIBILITIES OF THE BOARD

The Board is responsible for supervising the management of the business and affairs of the Company and is expected to focus on guidance and strategic oversight with a view to increasing shareholder value.

In accordance with the *Canada Business Corporations Act*, in discharging his or her duties, each Director must act honestly and in good faith, with a view to the best interests of the Company. Each Director must also exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

3. CHAIR OF THE BOARD

The Board will appoint an independent director to act as Chair of the Board (the **"Chair"**). If the Board determines that this is not appropriate in the circumstances and instead appoints a non-independent director to act as a Chair, the Board will also appoint an independent director to act as lead director (the **"Lead Director"**). Either an independent Chair or the Lead Director will act as the effective leader of the Board and ensure that the Board's agenda will enable it to successfully carry out its duties. The Chair and the Lead Director, as applicable, may be removed at any time at the discretion of the Board.

4. POSITION DESCRIPTIONS

The Board shall review and, if determined appropriate, approve the recommendations of the Compensation & ESG Committee, concerning formal position descriptions for:

(a) the Chair;

(b) the Lead Director, if the Chair is not an independent Director;

(c) the chair of each standing committee of the Board; and

(d) the CEO.

5. BOARD SIZE

The constating documents of the Company provide that the Board shall be comprised of a minimum of three (3) Directors and a maximum of ten (10) Directors, as determined from time to time by the Directors. The Board shall initially be comprised of seven (7) Directors. The Board shall periodically review its size in light of its duties and responsibilities. Applicable residency requirements will be complied with in respect of the composition of the Board.

Appendix A: Board of Directors Mandate

TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR | 67

6. INDEPENDENCE

The Board shall be comprised of a majority of independent Directors. A Director shall be considered independent if he or she would be considered independent for the purposes of National Instrument 58-101 – Disclosure of Corporate Governance Practices and any other applicable securities laws and the rules of any stock exchanges upon which the Company's securities are listed.

7. BOARD MEETINGS

(a) The proceedings and meetings of the Board are governed by the provisions of the constating documents of the Company relating to the regulation of the meetings and proceedings of the Board. In accordance with the constating documents of the Company, meetings of the Board may be held at such times and places as the Chair may determine and as many times per year as necessary to effectively carry out the Board's responsibilities.

(b) The non-employee Directors may meet without the Chief Executive Officer, Chief Financial Officer, any Vice-President and/or any Managing Director of the Company (each, an **"executive officer"**), as required. The independent Directors may meet without executive officers of the Company and any non-independent Directors, as required.

(c) The Chair shall be responsible for establishing or causing to be established the agenda for each Board meeting, and for ensuring that regular minutes of Board proceedings are kept and circulated on a timely basis for review and approval.

(d) The Chair (or other Directors as delegated by the Chair from time to time) may invite, at its discretion, any other individuals to attend its meetings. Executive officers of the Company shall attend a meeting if invited by the Chair (or another Director delegated by the Chair).

8. DELEGATIONS AND APPROVAL AUTHORITIES

(a) The Board shall appoint the chief executive officer of the Company (the **"CEO"**) and delegate to the CEO and other executive officers of the Company the authority for the day-to-day management of the business and affairs of the Company.

(b) The Board may delegate certain matters it is responsible for to the committees of the Board, currently consisting of the Audit Committee and the Compensation & ESG Committee. The Board may appoint other committees, as it deems appropriate, subject to compliance with the Investor Rights Agreement and to the extent permissible under applicable law. The Board will, however, retain its oversight function and ultimate responsibility for such matters and associated delegated responsibilities.

9. STRATEGIC PLANNING PROCESS AND RISK MANAGEMENT

(a) The Board shall adopt a strategic planning process to establish objectives and goals for the Company's business and shall review, approve and modify as appropriate the strategies proposed by executive officers of the Company to achieve such objectives and goals. The Board shall review and approve, at least on an annual basis, a strategic plan which takes into account, among other things, the opportunities and risks of the Company's business and affairs.

(b) The Board, in conjunction with management, shall be responsible for identifying the principal risks of the Company's business and oversee management's implementation of appropriate systems to seek to effectively monitor, manage and mitigate the impact of such risks. Pursuant to its duty to oversee the implementation of effective risk management policies and procedures, the Board may delegate to applicable Board committees the responsibility for assessing and implementing appropriate policies and procedures to address specified risks, including delegation of financial and related risk management to the Audit Committee and delegation of risks associated with compensation policies and practices to the Compensation & ESG Committee.

10. SUCCESSION PLANNING, APPOINTMENT AND SUPERVISION OF EXECUTIVE OFFICERS OF THE COMPANY

(a) The Board shall approve the corporate goals and objectives of the CEO and review the performance of the CEO against such corporate goals and objectives. The Board shall take steps to satisfy itself as to the integrity of the CEO and other executive officers of the Company and that the CEO and other executive officers of the Company create a culture of integrity throughout the organization.

(b) The Board shall approve the succession plan for the Company, including the selection, appointment, supervision and evaluation of the executive officers of the Company, and shall also approve the compensation of the executive officers of the Company upon recommendation of the Compensation & ESG Committee.

Appendix A: Board of Directors Mandate

68 TRIPLE FLAG 2021 MANAGEMENT PROXY CIRCULAR

11. FINANCIAL REPORTING AND INTERNAL CONTROLS

The Board shall review and monitor, with the assistance of the Audit Committee, the adequacy and effectiveness of the Company's system of internal control over financial reporting, including any significant deficiencies or changes in internal control and the quality and integrity of the Company's external financial reporting processes.

12. REGULATORY FILINGS

The Board shall approve all applicable regulatory filings that require or are advisable for the Board to approve, which the Board may delegate in accordance with Section 8(b) of this mandate. These include, but are not limited to, the annual audited financial statements, interim financial statements and related management's discussion and analysis accompanying such financial statements, management proxy circulars, annual information forms, earnings press releases, annual reports, prospectuses, offering documents and other applicable disclosure.

13. CORPORATE DISCLOSURE AND COMMUNICATIONS

The Board will seek to ensure that corporate disclosure of the Company complies with all applicable laws, rules, regulations, including the rules and regulations of the stock exchanges upon which the Company's securities are listed. In addition, the Board shall adopt appropriate procedures designed to permit the Board to receive feedback from shareholders on material issues.

14. CORPORATE POLICIES

The Board shall adopt and periodically review policies and procedures. The policies and procedures adopted by the Board are designed to ensure that the Company and its Directors, officers and employees comply with all applicable laws, rules and regulations, including the rules and regulations of the stock exchanges upon which the Company's securities are listed, and conduct the Company's business ethically and with honesty and integrity.

15. INDEPENDENT ADVICE

In discharging its mandate, the Board shall have the authority to retain and receive advice from, special legal, accounting or other advisors and outside consultants, if appropriate.

16. REVIEW OF MANDATE

The Board may, from time to time, permit departures from the terms of this Mandate, either prospectively or retrospectively. This Mandate is not intended to give rise to civil liability on the part of the Company or its Directors or officers, to shareholders, security holders, customers, suppliers, competitors, employees or other persons, or to any other liability whatsoever on their part.

The Board may review and recommend changes to the Mandate from time to time and the Compensation & ESG Committee may periodically review and assess the adequacy of this Mandate and recommend any proposed changes to the Board for consideration.

Appendix A: Board of Directors Mandate

TRIPLEFLAG
PRECIOUS METALS
See small. Think BIG.

Triple Flag Precious Metals Corp.

TD Canada Trust Tower
161 Bay Street, Suite 4535
Toronto, Ontario, Canada M5J 2S1

Triple Flag International Ltd.

Cumberland House, 5th Floor
1 Victoria Street
Hamilton HM 11, Bermuda

Common Share Listings

Toronto Stock Exchange: TFPM (C$)
Toronto Stock Exchange: TFPM.U (US$)

Auditors

PricewaterhouseCoopers LLP
Toronto, Canada

Transfer Agent

Computershare Investor
Services Inc.
100 University Avenue, 8th Floor
Toronto, ON, Canada M5J 2Y1
Toll Free: (800) 564-6253
Tel: +1 (416) 263-9200
service@computershare.com

Investor Relations

James Dendle
Vice President, Evaluations &
Investor Relations
ir@tripleflagpm.com

HR & Sustainability

Katy Board
Vice President, Talent & ESG
kboard@tripleflagpm.com

Think of the environment, only print if necessary.

TRIPLEFLAGPM.COM